Exhibit 4.1

EXECUTION COPY

MASTER MORTGAGE LOAN

PURCHASE AGREEMENT

Dated as of August 13, 2002

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MASTER MORTGAGE LOAN PURCHASE AGREEMENT

This Mortgage Loan Purchase Agreement (“Agreement”), dated as of August 13, 2002 between WAREHOUSEONE ACCEPTANCE COMPANY, LLC, a New Jersey limited liability company having an address care of WarehouseOne, Inc., 340 Scotch Road, W. Trenton, NJ 08628 (together with its successors and assigns, “Purchaser”) and AVAILENT MORTGAGE, INC., a Texas corporation having an address of 2720 Stemmons Frwy., Suite 600, Dallas, TX 75207 (“Originator”).

PRELIMINARY STATEMENT

It is anticipated that, from time to time, Originator shall sell to Purchaser, and that Purchaser shall purchase, certain residential mortgage loans in accordance with the terms and conditions set forth in this Agreement.

Accordingly, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND MATTERS OF CONSTRUCTION

SECTION 1.1 DEFINITIONS.

As used in this Agreement, the following terms have the following meanings:

“ACT OF INSOLVENCY”: (a) the commencement by Originator as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or Originator’s seeking the appointment of a receiver, trustee, custodian or similar official for Originator or any substantial part of its property, or (b) the commencement of any such case or proceeding against Originator, or another’s seeking such appointment, or the filing against Originator of an application for a protective decree which (i) is consented to or not timely contested by Originator, or (ii) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (iii) is not dismissed within sixty (60) days, (c) the making by Originator of a general assignment for the benefit of creditors, or (d) the admission in writing by Originator that Originator is unable to pay its debts as they become due or the nonpayment generally by Originator of its debts as they become due.

“ACQUISITION DATE”: with respect to any Mortgage Loan, the date of payment by Purchaser to Originator of the Acquisition Price.

“ACQUISITION PRICE”: with respect to each Mortgage Loan, the amount set forth on the related Loan Purchase Detail as the Acquisition Price, provided, however, that in no event shall the Acquisition Price exceed 98%, of the least of (1) the face amount of the related Mortgage Note; (2) the related Takeout Price, if any; (3) the Adjusted Takeout Price, and (4) the fair market value of any Mortgage Loan for which a Takeout Commitment is not furnished, which fair market value shall be determined by Bear Stearns & Co. Inc. in its sole discretion.

“ADJUSTED ACQUISITION PRICE”: for any Mortgage Loan means the Acquisition Price for such Mortgage Loan plus the aggregate amount obtained by the daily application of the Investment Return Rate to the Acquisition Price for such Mortgage Loan on a 360-day-per-year basis for the actual number of days in the period from and including the Acquisition Date to and excluding the Settlement Date for such Purchased Loan, or the date on which such Purchased Loan is re-purchased by Originator pursuant to Section 2.9, as the case may be.

“ADJUSTED TAKEOUT PRICE” shall apply to any Pooled Loan with a coupon less than the weighted average coupon required by the applicable Takeout Commitment for the related pool, and shall be based on the forward market prices for FNMA securities with a comparable settlement date, as published on Bloomberg page OPX as of the close of business on the Business Day immediately preceding the Acquisition Date (or if such page ceases to exist or publish such information, then a comparable publication selected by Purchaser) and calculated in the manner described on Exhibit A.

“ADJUSTED TAKEOUT PROCEEDS” with respect to any Purchased Loan means the Takeout Proceeds less any Administrative Costs incurred in connection with such Purchased Loan.

“ADMINISTRATIVE COSTS”: means the fees, charges and expenses listed on Schedule A.

“ADVANCE SUBMISSION DOCUMENTS” means, with respect to any Mortgage Loan, the documents designated as such on Exhibit B hereto, each in form and substance satisfactory to Purchaser in its sole discretion.

“AFFILIATE” means, with respect to a Person, any other Person (other than a subsidiary) that: (i) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person; (ii) directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock (or, in the case of a Person which is not a corporation, 10% or more of any equity interest) of such Person or any subsidiary of such Person; or (iii) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person or a subsidiary of such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or equity interest, by contract or otherwise, provided that, in any event each director, officer of, of general partner in, or director or officer or Affiliate of any corporate general partner in, Borrower, shall be deemed to be an Affiliate of Borrower.

“AGENCIES”: FHA, FNMA, VA and FHLMC.

“AGENCY GUIDELINES”: those requirements, standards and procedures which may be adopted by the Agencies from time to time with respect to their purchase or guaranty of residential mortgage loans, which requirements govern the Agencies’ willingness to purchase and/or guaranty such loans.

“ASSIGNMENT IN BLANK”: each assignment of mortgage in recordable form and otherwise in form and substance satisfactory to Purchaser, executed in blank by Originator and delivered to Purchaser as part of the Submission Package Documents.

“BANKRUPTCY LAW”: any Requirement of Law in any jurisdiction relating to bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation.

“BUSINESS DAY”: any day other than a Saturday, Sunday or other day on which banks located in the City of New York, New York or the State of New Jersey are authorized or obligated by law or executive order to be closed.

“COMMITMENT EXPIRATION DATE”: with respect to any Takeout Commitment, the last day on which the Takeout Investor will purchase the related Mortgage Loan, as set forth in such Takeout Commitment.

“CREDIT FILE DOCUMENTS”: with respect to each Mortgage Loan, all papers and records of whatever kind or description, whether developed or originated by Originator or others, required to document or service such Mortgage Loan (other than any Mortgage Loan papers, documents or records which are contained in the Submission Package Documents).

“CUSTODIAL ACCOUNT”: a separate custodial account, established and maintained by Originator under the conditions set forth in Section 3.2, for the deposit by Originator of all collections in respect of a Mortgage Loan that are payable to Purchaser as the owner of the Mortgage Loan.

“CUSTODIAN”: has the meaning set forth in Section 7.1 hereof.

“DEFAULT”: the occurrence or non-occurrence of any event which, with the giving of notice, the lapse of time, or both, would become an Event of Default.

“DEFECTIVE MORTGAGE LOAN”: a Mortgage Loan (i) as to which Submission Package Documents are not received within four (4) Business Days after the Acquisition Date, or (ii) that does not conform to any of the representations or warranties of the Originator contained in Section 2.6 of this Agreement.

“DEFECTIVE SETTLEMENT INFORMATION”: any Settlement Information (i) that does not accurately identify a Mortgage Loan by the Mortgagor’s name, or (ii) in which the aggregate disbursement information does not equal the precise amount of Takeout Proceeds received by Purchaser from the Takeout Investor.

“DESIGNATED INVESTOR”: the Takeout Investor identified as such with respect to a Mortgage Loan by Originator in the Submission Package Documents or Advance Submission Documents with respect to such Mortgage Loan.

“DIRECT FUNDING”: a Mortgage Loan that is being closed with the Mortgagor on the Acquisition Date therefor and accordingly, as to which Submission Package Documents cannot be sent to Purchaser prior to the Acquisition Date.

“DOCUMENT FILE”: with respect to each Mortgage Loan, the Credit File Documents, the Submission Package Documents and the Advance Submission Documents relating to such Mortgage Loan.

“DUE DATE”: the first business day of each calendar month.

“DWELL TIME”: forty-five (45) days from the Acquisition Date.

“EFFECTIVE DATE”: the date this Agreement is executed by both parties, (which shall conclusively be deemed to be the date appearing at the top of the first page hereof absent manifest error), unless a contrary intent specifically appears herein.

“ELIGIBLE BANK”: any bank selected by Originator and approved by Purchaser in writing and licensed to conduct trust and other banking business in the States where it purports to conduct business.

“ELIGIBLE MORTGAGE LOAN”: any Mortgage Loan, originated not more than thirty (30) days prior to delivery to Purchaser, as to which all of the representations and warranties contained in Section 2.6 hereof are true and the Submission Package Documents or Advance Submission Documents have been received by or on behalf of Purchaser.

“EVENTS OF DEFAULT”: any of the following events shall have occurred and be continuing;

(i)            the Originator shall fail to re-purchase any Defective Mortgage Loan at the time and for the amount required hereby; or

(ii)           any representation or warranty made by the Originator in connection with this Agreement or contained herein shall be inaccurate or incomplete in any material respect on or as of the date made or hereafter becomes untrue; or

(iii)          the Originator shall fail in the observance or performance of any duty, responsibility or obligation contained in this Agreement and such failure shall continue unremedied for a period of thirty (30) days; or

(iv)          any Act of Insolvency occurs; or

(v)           one or more judgments or decrees shall be entered against the Originator involving claims not paid or not fully covered by insurance and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from entry thereof; or

(vi)          any Agency, or private investor, or any other party shall seize or take control of Originator’s servicing portfolio for breach of any servicing agreement applicable to such servicing portfolio, or for any other reason whatsoever; or

(vii)         any Agency revokes Originator’s authority to originate Mortgage Loans; or

(viii)        Originator defaults under any mortgage loan purchase arrangement similar to the one described herein which it may have with any other purchaser, or under any warehouse lending arrangement which may support its residential loan program, beyond applicable notice and grace periods; or

(ix)           any Purchased Loan is rejected by the Designated Investor; or

(x)            Originator is required to re-purchase Mortgage Loans under subsection 2.9.2 having an aggregate Sales Price in excess of nine percent (9%) of the aggregate Sales Price of all Mortgage Loans theretofore acquired by Purchaser from Originator.

“FEDERAL FUNDS RATE”: the Federal Funds Open rate as provided on Bloomberg BTMM.

“FHA”: the organization known as the Federal Housing Association.

“FNMA”: the organization known as the Federal National Mortgage Association.

“FHLMC”: the organization known as the Federal Home Loan Mortgage Corporation.

“GAAP” means generally accepted accounting principles in the United States consistently applied.

“INDIVIDUALLY COMMITTED LOAN”: a Mortgage Loan as to which the applicable Takeout Commitment, if any, is specific to such Mortgage Loan.

“INVESTOR PURCHASE AGREEMENT”: each agreement to acquire Mortgage Loans between the Originator and a Designated Investor, in form and substance satisfactory to Purchaser in its sole discretion.

“INVESTMENT RETURN RATE”: as defined in Schedule A attached hereto.

“JUMBO LOAN”: a mortgage loan secured by a one- to four-family residence which conforms to the guidelines contained in Exhibit F attached hereto in all respects, with a principal amount of the related Mortgage Note greater than those published by Fannie Mae from time to time.

“LEVERAGE RATIO”: the ratio of Total Indebtedness divided by Tangible Net Worth.

“LIBOR”: for each day, the rate of interest per annum for dollar deposits with a duration of one month on the Telerate Page 3750 at about 11:00 A.M. (London time) on such day (or, if such day is not a LIBOR Business Day, on the next preceding LIBOR Business Day) or, if that page ceases to display the necessary information, then whatever page replaces it on that service for the purpose of displaying that information (the “Telerate Rate”). If the Telerate Rate cannot be determined then the LIBOR Rate means the arithmetic mean of the rates of interest offered by two prime banks in the London interbank market (selected by Purchaser) for dollar deposits with a duration of one month at about 11:00 A.M. (London time) on the LIBOR Business Day prior to such day.

“LITIGATION”: as to any Person, means any action, suit, investigation, claim, proceeding, judgement, order, decree or resolution pending or threatened against or affecting such Person or the business, operations, properties or assets of such Person before, or by, any Regulatory Authority.

“LOAN PURCHASE DETAIL”: a loan purchase detail, transmitted via facsimile in the form of Exhibit C, or transmitted electronically in an appropriate data layout, provided to Purchaser (and Custodian, if applicable) prepared by Originator, containing certain information regarding the characteristics of all Mortgage Loans being offered for sale by Originator on a particular Business Day.

“LOAN QUARTER”: each consecutive three (3) month period commencing on the Effective Date.

“LOAN TRANSFER FORM”: with respect to each Mortgage Loan purchased by Purchaser from Originator, the trade confirmation, substantially in the form of Exhibit D hereto, confirming the terms of Purchaser’s purchase of such Mortgage Loans, to be prepared by Originator and delivered to Purchaser (or Custodian if applicable).

“LOSSES”: any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys’ fees and disbursements) incurred by any Person specified.

“MATERIAL ADVERSE EFFECT” means any (i) material adverse effect upon the validity, performance or enforceability of this Agreement, (ii) material adverse effect upon the properties, business or condition, financial or otherwise, of Originator, (iii) material adverse effect upon the ability of Originator to fulfill its obligations under this Agreement, or (iv) occurrence or state of facts that causes a Default.

“MATERIAL AGREEMENT” means any contract, lease, instrument or other agreement, the non-performance of which by either party could have a Material Adverse Effect.

“MONTHLY PAYMENT”: the scheduled monthly payment of principal and interest on a Mortgage Loan.

“MORTGAGE”: the mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple in real property securing a Mortgage Note.

“MORTGAGE LOAN”: a mortgage loan secured by a one- to four-family residence situated in any State within the continental United States other than Alaska, Hawaii or Puerto Rico, that conforms to the guidelines contained in Exhibit F attached hereto or a Jumbo Loan.

“MORTGAGE NOTE”: the note or other evidence of the indebtedness evidencing a Mortgage Loan.

“MORTGAGED PROPERTY”: the property subject to the lien of the Mortgage securing a Mortgage Note.

“MORTGAGOR”: The obligor on a Mortgage Note.

“ORIGINATOR’S CONCENTRATION LIMIT”: that limit set forth in Schedule B attached hereto.

“ORIGINATOR’S CONCENTRATION SUBLIMITS”: means the sub-limits established by Purchaser with respect to its willingness to acquire Mortgage Loans from Originator, as the same shall be set forth on Schedule B, as amended from time to time.

“ORIGINATOR’S OPERATING ACCOUNT”: the account to be established for Originator with the Custodian, if any, through which the Acquisition Price shall be paid.

“ORIGINATOR’S SETTLEMENT ACCOUNT”: as to each Originator, the account thereof to be established with the Custodian, if any, into which shall be deposited from time to time any Sale Commissions which are due to the Originator.

“ORIGINATOR’S WIRE INSTRUCTIONS”: standing written instructions, in form reasonably acceptable to Purchaser, delivered by Originator to Purchaser, setting forth the bank wire coordinates to be used for the payment of all amounts due and payable to Originator hereunder.

“PERSON”: means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

“POOLED LOAN”: a Mortgage Loan as to which the applicable Takeout Commitment, if any, relates to a pool of unspecified Mortgage Loans.

“PROPERTY CHARGES”: all taxes, fees, governmental assessments, water, sewer and municipal charges (general or special) and all insurance premiums, leasehold payments or ground rents.

“PURCHASED ITEMS”: the Purchased Loans, including all rights and appurtenances related thereto, including, without limitation, all servicing rights related thereto, any Custodial Accounts, the Takeout Commitments, any Mortgage Notes and the proceeds of any and all of the foregoing.

“PURCHASED LOAN”: any Mortgage Loan with respect to which Purchaser has paid the applicable Sales Price.

“REGULATORY AUTHORITY” with respect to any Person means any governmental or quasi-governmental department, commission, board, regulatory authority, bureau, agency or instrumentality, domestic, foreign, federal, state or municipal (including, without limitation, the OTS, FDIC, SEC or the NASD), any court or arbitration panel, or any private body having regulatory jurisdiction over such Person or its business or assets (including any insurance company or underwriter through whom such Person has obtained insurance coverage).

“REQUIREMENT OF LAW” with respect to any Person means any law, ordinance, requirement, order, direction, rule, regulation, decision, ruling, writ, injunction, instruction, resolution, decree, or other similar document, instrument or directive, whether currently existing or promulgated hereafter, of any Regulatory Authority, or any requirement of the organizational documents of such Person.

“SALE COMMISSION”: has the meaning set forth in Section 2.4 hereof.

“SETTLEMENT ADVICE”: the advice by a Takeout Investor, to be delivered to Purchaser, confirming the amount of Takeout Proceeds allocable to each Mortgage Loan to be purchased by the Takeout Investor on the date such advice is delivered.

“SETTLEMENT DATE”: with respect to any Mortgage Loan, the Business Day on which the applicable Takeout Proceeds are received by Purchaser (or Custodian, if applicable) from a Takeout Investor as confirmed by receipt of the related Settlement Information; provided, that if such funds are received after 12:00 noon on such Business Day, the “Settlement Date” shall be deemed to be the next succeeding Business Day.

“SETTLEMENT INFORMATION”: the Settlement Advice or group of Settlement Advices which shall identify each Mortgage Loan by the Mortgagor’s name, and indicating that the aggregate disbursement amount equals the precise dollar amount of Takeout Proceeds to be received by Purchaser from the Takeout Investor and states the Business Day for such settlement.

“SHORTFALL PREMIUM”: a fee equal to 0.25% per annum on the daily average unused portion of 80% of the Originator’s Concentration Limit.

“SUBMISSION PACKAGE DOCUMENTS” means, with respect to any Mortgage Loan, the applicable documents designated as such on Exhibit B hereto, each in form and substance satisfactory to Purchaser in its sole discretion.

“SUCCESSOR SERVICER”: an entity designated by Purchaser, in conformity with subsection 3.1.4, to replace Originator as servicer of Purchased Loans on behalf of Purchaser.

“TAKEOUT COMMITMENT”: an irrevocable commitment, issued by a Designated Investor, to acquire a Mortgage Loan on or before a specified Settlement Date, which shall in no event exceed forty-five (45) days after the Acquisition Date, which commitment shall be assignable by its terms to Purchaser and Purchaser’s successors and assigns, and which shall be otherwise in such form as shall be acceptable to Purchaser in its sole discretion.

“TAKEOUT INVESTOR”: such investors as may be approved by Purchaser in writing from time to time in its sole discretion.

“TAKEOUT PRICE”: the price at which a Designated Investor will acquire a particular Mortgage Loan as set forth on the related Takeout Commitment plus the amount of any accrued but unpaid interest on the related Mortgage Note.

“TAKEOUT PROCEEDS”: the amount of funds a Takeout Investor pays with respect to a Mortgage Loan as identified by the related Settlement Information.

“TANGIBLE NET WORTH”: at the time of such determination, the excess of total assets over total liabilities, each to be determined in accordance with GAAP, excluding, however, from the determination of total assets, all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, licenses, patents, trademarks, copyrights and franchises and any non-acceptable assets as determined by HUD.

“TERM”: the period between the Effective Date and the date on which this Agreement shall be terminated in accordance with the provisions of Section 7.2.

“TOTAL INDEBTEDNESS”: at any date, all items (other than capital stock, capital surplus, retained earnings, deferred taxes and deferred credits) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of Originator as at the date on which Total Indebtedness is to be determined.

“UCC”: the Uniform Commercial Code, as adopted in the relevant jurisdiction.

“VA”: the organization known as the Department of Veteran Affairs.

“WAREHOUSE LENDER”: any lender providing interim financing to the Originator in any fractional amount for the purpose of originating or purchasing Mortgage Loans, which lender has a security interest in such Mortgage Loans as collateral for the obligations of Originator to such lender.

“WAREHOUSE LENDER’S RELEASE”: a letter substantially in the form of Exhibit E hereto, from a Warehouse Lender to Purchaser, conditionally releasing all of Warehouse Lender’s right, title and interest in certain Mortgage Loans identified therein upon receipt of payment by Warehouse Lender.

“WAREHOUSE LENDER’S WIRE INSTRUCTIONS”: written instructions, in form reasonably acceptable to Purchaser, delivered by a Warehouse Lender to Purchaser, setting forth the bank wire co-ordinates to be used for the payment of all amounts due and payable to such Warehouse Lender hereunder.

SECTION 1.2 CONSTRUCTION; INTENT OF THE PARTIES.

The headings used in this Agreement are for convenience only and shall not be deemed to constitute a part hereof. All uses herein of the masculine gender or of singular or plural terms shall be deemed to include uses of the feminine or neuter gender or plural or singular terms, as the context may require.

THIS AGREEMENT HAS BEEN FULLY REVIEWED AND NEGOTIATED BY THE PARTIES HERETO AND THEIR RESPECTIVE COUNSEL. ACCORDINGLY, IN INTERPRETING THIS AGREEMENT, NO WEIGHT SHALL BE PLACED UPON WHICH PARTY HERETO OR ITS COUNSEL DRAFTED THE PROVISION BEING INTERPRETED.

FOR THE AVOIDANCE OF DOUBT, PURCHASER AND ORIGINATOR CONFIRM THAT THE TRANSACTIONS CONTEMPLATED HEREIN ARE INTENDED TO BE TRUE SALES AND ABSOLUTE ASSIGNMENTS OF THE MORTGAGE LOANS BY ORIGINATOR TO

PURCHASER RATHER THAN BORROWINGS SECURED BY THE MORTGAGE LOANS. Purchaser shall own the purchased loans and have all right and entitlement appurtenant thereto, including, without limitation, the right to pledge or transfer its interest (subject only to any contractual obligations Purchaser may have assumed with respect to any Designated Investor), to take over servicing any Purchased Loan or replace Originator as the servicing agent with respect to any Purchased Loan, to sell any Purchased Loan as to which there is no Designated Investor to such third party, and on such terms, as it deems appropriate. Originator shall not take any action inconsistent with Purchaser’s ownership of any Purchased Loans and shall not claim any legal, beneficial or other interest in any Purchased Loan.

1.2.4 Whenever in this Agreement a time of day is specified, such time shall be a reference to New York.

ARTICLE 2

PURCHASE AND SALE PROCEDURES

SECTION 2.1 SALE OF MORTGAGE LOANS.

Originator agrees to sell to Purchaser, and Purchaser may buy, from time to time, Eligible Mortgage Loans, in accordance with the terms hereof. Originator acknowledges that (i) the terms offered to Originator represent a premium available only for bulk purchases, and (ii) Purchaser may enter into various financial arrangements to make funds available to acquire Eligible Mortgage Loans. Accordingly, Originator guarantees that the average daily aggregate Acquisition Price for all Eligible Mortgage Loans offered by Originator to Purchaser in any Loan Quarter shall not fall below fifty percent (50%) of the Originator Concentration Limit.

In connection with such sale, Originator shall deliver, or cause to be delivered, to Purchaser (or Custodian, if so directed by the Purchaser) a Loan Purchase Detail (either electronically or via facsimile transmission) and all Submission Package Documents. In the case of a Direct Funding, Originator shall initially deliver Advance Submission Documents and shall, within two Business Days thereafter, deliver Submission Package Documents.

Upon receipt of a Loan Purchase Detail and the related Submission Package Documents or Advance Submission Documents, as the case may be, subject to satisfaction of the conditions precedent contained in Section 2.2 hereof, Purchaser may purchase the related Eligible Mortgage Loan at the Acquisition Price.

For the avoidance of doubt, Originator shall have no right to replace or re-purchase any Purchased Loan other than a Defective Mortgage Loan.

In no event shall Purchaser purchase any Mortgage Loan (a) if the Acquisition Price of such Mortgage Loan, when combined with the aggregate Acquisition Price of all Purchased Loans then held by Purchaser, is in excess of the Originator Concentration Limit; or (b) if such Mortgage Loan is in a category to which an Originator Concentration Sublimit applies and the Acquisition Price of such Mortgage Loan, when combined with the aggregate Acquisition Price of any Purchased Loans in the same category which are then held by Purchaser, exceeds the applicable Originator Concentration Sublimit.

From and after the Acquisition Date, Originator shall hold a copy of each Mortgage Note, together with any Credit File Documents, and other Submission Package Documents or Advance Submission Documents, that are in, or may thereafter come into, its possession, for the benefit of Purchaser. Such Credit File Documents, Submission Package Documents, or Advance Submission Documents, as the case may be, shall be appropriately identified in Originator’s computer system to clearly reflect the ownership of any Purchased Loans by Purchaser.

SECTION 2.2 SETTLEMENT.

In order to effect the purchase of an Eligible Mortgage Loan, Purchaser shall on the following Business Day pay, or cause to be paid, the Acquisition Price therefor by wire transfer of immediately available funds, as follows:

(a)                                  if such Mortgage Loan has been previously assigned by Originator to a Warehouse Lender in connection with any interim financing thereof, the amount owing to the Warehouse Lender shall be disbursed in accordance with the Warehouse Lender’s Wire Instructions furnished in connection with such Mortgage Loan; and

(b)                                 if such Mortgage Loan has not been previously assigned by Originator to a Warehouse Lender in connection with any interim financing thereof, or if any balance of the Acquisition Price remains after disbursement in accordance with the instructions contained in the Warehouse Lender’s Release furnished in connection with such Mortgage Loan, then to a third-party settlement agent acceptable to Purchaser in accordance with the Originator’s Wire Instructions.

Simultaneously with the payment by Purchaser of the Acquisition Price with respect to any Mortgage Loan in accordance with the provisions of subsection 2.2.1, Originator shall convey to Purchaser absolutely, and not by way of collateral assignment, all rights title and interest in and to such Mortgage Loan, free and clear of any lien, claim or encumbrance. Originator shall confirm such conveyance by promptly executing a Loan Transfer Form.

If, at any time after payment of the Acquisition Price, Originator holds, or receives, any documents or funds relating to a Purchased Loan, Originator agrees to immediately notify Purchaser, and to segregate and hold such documents and/or funds in trust for Purchaser and to deliver such documents or funds at the time and as directed by Purchaser or the Custodian.

The terms and conditions of each purchase of a Mortgage Loan are set forth in this Agreement and each Loan Transfer Form.

If Purchaser rejects any Mortgage Loan pursuant to the provisions of Section 2.7 hereof, all Submission Package Documents, or Advance Submission Documents, as the case may be, delivered to Purchaser (or Custodian, as the case may be) in anticipation of such purchase shall be returned to the transmitting party.

SECTION 2.3 FEES.

After the first ninety (90) days of the Term, if the average daily aggregate Acquisition Price of all Eligible Mortgage Loans offered to Purchaser in any Loan Quarter is less than Fifty Percent (50%) of the Originator Concentration Limit, Originator shall pay to Purchaser a Shortfall Premium with respect to Purchaser’s agreement hereunder to hold funds available to acquire from Originator Eligible Mortgage Loans.

Originator shall pay to Purchaser, within ten (10) days after receipt of a statement therefore, any outstanding Administrative Costs related to Defective Mortgage Loans.

Purchaser reserves the right, and Originator expressly authorizes Purchaser, to deduct any amounts owed by Originator to Purchaser, including but not limited to, any Shortfall Premiums and Administrative Costs owed pursuant to subsections 2.3.1 and 2.3.2 from any Sale Commissions then due and payable.

SECTION 2.4 SALE COMMISSIONS.

Provided no Default has occurred and is continuing, Purchaser shall pay to Originator a commission in connection with the re-sale of each Purchased Loan to a Designated Investor as compensation for the introduction of such Designated Investor to Purchaser (each, a “Sale Commission”). The Sale Commission with respect to a Mortgage Loan shall vary in accordance with the Takeout Price which Originator is able to negotiate with the Designated Investor, and shall equal the amount, if any, by which the Adjusted Takeout Proceeds exceed the Adjusted Acquisition Price. The Sale Commission for each Mortgage Loan shall be deposited into Originator’s Settlement Account on the Settlement Date for such Mortgage Loan. If a Mortgage Loan is purchased without a Takeout Commitment from a Designated Investor, or the Designated Investor fails to honor its Takeout Commitment with respect to a Purchased Loan, no Sale Commission shall be due.

SECTION 2.5 UPDATED REPRESENTATIONS CONCERNING THE ORIGINATOR.

Each delivery of a Loan Purchase Detail by Originator shall be deemed to constitute a representation that at the time of such delivery:

(a)           Originator is solvent and will not be rendered insolvent by the sale of the Mortgage Loans referred to thereon on the terms indicated; Originator does not intend to file a petition for relief under any Bankruptcy Law;

(b)           no Default has occurred and is continuing; and

(c)           all of the representations contained in Section 5.1 hereof are accurate in all respects as of such date;

(d)           the sale of the Mortgage Loans referred to thereon is being entered into by Originator voluntarily, and in the absence of any omission of fact, undue influence, duress, coercion or similar constraint;

(e)           this Agreement and the relevant Submission Package Documents represent the only agreements of the parties thereto with respect to the transfer Mortgage Loans from the Originator to the Purchaser; and

(f)            this Agreement has not been modified and there has been no waiver of any of the provisions hereof in writing, orally, or by any other action or conduct of the parties or otherwise.

SECTION 2.6 REPRESENTATIONS AND WARRANTIES CONCERNING MORTGAGE LOANS.

Each delivery of a Loan Purchase Detail by Originator shall be deemed to constitute, as of the date of such delivery (or, if another date is expressly provided in such representation or warranty, as of such other date), the following representations and warranties concerning the Mortgage Loan to which the Loan Purchase Detail relates:

(a)           Originator is the sole owner of the Mortgage Loan, subject to no lien, claim or encumbrance whatsoever except the lien, if any, of a Warehouse Lender reflected by a Warehouse Lender’s Release delivered with the Submission Package Documents, or Advance Submission Documents, as the case may be, for such Mortgage Loan; Originator has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell the same pursuant to this Agreement;

(b)           except for the amount of the Mortgage Note related to any Jumbo Loan, the Mortgage Loan conforms in all respects to Agency Guidelines for the Agency specified in the related Takeout Commitment;

(c)           any and all Requirements of Law, including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws, and payment of any and all recording fees, charges and taxes, applicable to the Mortgage Loan have been complied with, and Originator shall deliver to Purchaser upon demand, evidence of compliance with all such requirements;

(d)           the Document File is accurate and complete and contains all documents or instruments required by Agency Guidelines for the Agency specified in the related Takeout Commitment and as dictated by good practice in the industry; the Document File is either in Purchaser’s or Custodian’s possession, Originator’s possession and held in trust by Originator for benefit of Purchaser, or in the possession of the Designated Investor in accordance with customary practice;

(e)           no servicing agreement has been entered into with respect to the Mortgage Loan, or any such servicing agreement has been terminated and there are no restrictions, imposed by any contractual agreement or Regulatory Authority, which would impair the ability of Purchaser to service the Mortgage Loan;

(f)            the Mortgage is a valid and subsisting first lien on the Mortgaged Property, subject only to liens for Property Charges not yet due and payable;

(g)           neither Originator nor any prior holder of the Mortgage has modified the Mortgage in any material respect; satisfied, canceled or subordinated the Mortgage in whole or in part; or released the Mortgaged Property in whole or in part from the lien of the Mortgage;

(h)           all Monthly Payments and Property Charges due under the Mortgage Loan prior to the Acquisition Date have been paid when due and the Mortgage Loan is not otherwise in default; no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default under the Mortgage Loan; and Originator has not waived any default, breach, violation or event of acceleration;

(i)            the Mortgage Loan was closed by the originator thereof not more than thirty (30) days prior to the Acquisition Date;

(j)            the Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(k)           Originator has not advanced funds, or induced or solicited any advance of funds by a party other than the Mortgagor directly or indirectly, for the payment of any amount required by the Mortgage Loan; the collection practices used by each entity which has serviced the Mortgage Loan have been in all respects legal, proper, prudent, and customary in the mortgage servicing business; with respect to escrow deposits and payments in those instances where such were required, there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof, have not been made and no escrow deposits or other charges or payments have been capitalized under any Mortgage or the related Mortgage Note;

(l)            all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by the Mortgagor; the Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

(m)          either: (i) Originator and every other holder of the Mortgage, if any, were authorized and/or licensed to transact and do business in the jurisdiction in which the Mortgage Loan was originated and/or the Mortgaged Property is located at all times when such party held the Mortgage; or (ii) the loan of mortgage funds, the acquisition of the Mortgage (if Originator was not the original lender), the holding of the Mortgage and the transfer of the Mortgage did not constitute the transaction of business or the doing of business in such jurisdiction or require a license from any Regulatory Authority;

(n)           the proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds, therefore, have been complied with; all costs, fees and expenses incurred in making, or closing or recording the Mortgage Loan were paid;

(o)           the related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure; there is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(p)           each Mortgage Loan was originated by an institution that is authorized to issue Mortgage Loans by the Agencies;

(q)           at origination, the Mortgaged Property was free and clear of all mechanics’ and materialmen’s liens or liens in the nature thereof which are or could be prior to the Mortgage lien, and no rights are outstanding that under law could give rise to any such lien;

(r)            the Mortgaged Property consists of a single parcel of real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

(s)           no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation and all inspections, licenses and certificates required to be made or issued with respect to the Mortgaged Property, and with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

(t)            there is no proceeding pending for the total or partial condemnation of the Mortgaged Property and the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty;

(u)           all buildings upon the Mortgaged Property are insured against loss by fire and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to fire and hazard insurance policies with extended coverage or other insurance required by Agency Guidelines, in an amount at least equal to the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum insurable value (replacement cost without deduction for depreciation) of the improvements constituting the Mortgaged Property; if applicable laws limit the amount of such insurance to the replacement cost of the improvements constituting the Mortgaged Property, or to some other amount, then such insurance is in an amount equal to the maximum allowed by such laws; such insurance amount is sufficient to prevent the Mortgagor or the loss payee under the policy from becoming a co-insurer; the insurer issuing such insurance is acceptable pursuant to Agency Guidelines; all individual insurance policies contain a standard mortgagee clause naming Originator, its successors and assigns, as mortgagee and all premiums thereon have been paid; each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor’s cost and expense, and upon the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor; any flood insurance required by applicable law has been obtained;

(v)           the related Mortgage Note is payable on each Due Date in self- amortizing monthly installments of principal and interest, with interest payable in arrears, providing for full amortization by maturity, over an original term of not more than thirty years;

(w)          the Mortgage Loan conforms in all respects with the requirements of the Designated Investor, if any, under any applicable Investor Purchase Agreement and any Takeout Commitment; the related Takeout Commitment, if any, is a bona fide current, unused and unexpired commitment by a Takeout Investor pursuant to which such Takeout Investor has irrevocably agreed to acquire the Mortgage Loan within sixty (60) days of the Acquisition Date, upon the satisfaction only of those terms and conditions contained in the Takeout Commitment, all of which, in the reasonably anticipated course of events, can be complied with; and

(x)            any related Takeout Commitment has been duly assigned to Purchaser, and Takeout Investor has recognized such assignment to Purchaser;

(y)           there are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can be reasonably expected to cause the Takeout Investor or private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or adversely affect the value or marketability of the Mortgage Loan.

(z)            Originator has in its possession copies of each of the Submission Package Documents.

(aa)         The Mortgage Loan is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent that a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the mortgage interest rate and Monthly Payment, subject only to the exceptions permitted under Agency Guidelines.

(bb)         The Assignment in Blank is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(cc)         None of the Mortgage Loans are simple interest Mortgage Loans.

(dd)         With respect to each Mortgage Loan that has a prepayment fee feature, each such prepayment fee is enforceable, and each prepayment fee is permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated. Except as otherwise set forth in the applicable Loan Purchase Detail, with respect to each Mortgage Loan that contains a prepayment fee, such prepayment fee is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related mortgage interest rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan.

(ee)         The information contained with respect to each Mortgage Loan on the Loan Purchase Detail is true, accurate and correct and is consistent with the Takeout Commitment for such Mortgage Loan and all the information conveyed to the Takeout Investor with respect to such Mortgage Loan:

and.

(ff)           Originator is not an Affiliate of the entity used to receive and disburse funds and issue title insurance in connection with the settlement of the Mortgage Loan at origination or in connection with the acquisition of the Mortgage Loan by Purchaser.

The representations and warranties of Originator in subsection 2.6.1(1) are unaffected by, and supersede any provision in, any endorsement of any Mortgage Loan or in any assignment with respect to such Mortgage Loan to the effect that such endorsement or assignment is without recourse or without representation or warranty, and (2) survive the delivery of the Purchased Items, the purchase by Purchaser of each Mortgage Loan, the transfer of the Purchased Loan to Purchaser’s successors and assigns and the termination of this Agreement. The representations and warranties of Originator in this Section 2.6 shall inure to the benefit of Purchaser and Purchaser’s successors and assigns.

Subject to Originator’s obligations to re-purchase a Defective Mortgage Loan under subsection 2.9.1 or re-purchase a Mortgage Loan as to which a first or second payment default has occurred pursuant to subsection 2.9.2, the sale of Mortgage Loans hereunder is without recourse to Originator. Originator does not represent or guaranty that any Mortgagor will not default after the Acquisition Date, or that any Designated Investor will honor its Takeout Commitment or that Purchaser will be able to sell any Purchased Loan at the Adjusted Acquisition Price and Originator shall have no liability with respect to such matters.

SECTION 2.7 REJECTION OF MORTGAGE LOANS.

Purchaser’s purchase of any Eligible Mortgage Loan shall be subject to the following conditions precedent:

(a)           all actions required by subsection 2.1.2 to be taken by the Originator have been taken and, if Purchaser has directed that deliveries thereunder are to be made to Custodian, Custodian shall have confirmed to Purchaser that such deliveries have been made to Custodian as required herein;

(b)           Originator is solvent;

(c)           no Default or Material Adverse Effect has occurred and is continuing;

(d)           all of the representations contained in Sections 2.6 and 5.1 hereof are still accurate in all respects;

(e)           the purchase of such Mortgage Loan shall not cause Originator’s Concentration Limit to be exceeded;

(f)            the Settlement Date specified in the related Takeout Commitment shall not be later than the Commitment Expiration Date;

(g)           this Agreement shall not have been terminated.

SECTION 2.8 SALE OF MORTGAGE LOANS TO TAKEOUT INVESTORS.

Originator shall designate a Takeout Investor to purchase any Purchased Loan and each such Purchased Loan shall be purchased by such Takeout Investor within the Dwell Time. Provided the Adjusted Takeout Proceeds equal or exceed the Adjusted Acquisition Price, Purchaser agrees to sell each Purchased Loan to the Designated Investor identified in, and party to, the Takeout Commitment included as part of the Submission Package Documents furnished in connection with such Purchased Loan. Such sale shall be made pursuant to the provisions of such Takeout Commitment. If such Designated Investor fails to honor its Takeout Commitment, then Purchaser shall have the right, as owner of the Purchased Loan, to sell the Purchased Loan on such terms and to such third party as Purchaser deems appropriate.

The sale of each Mortgage Loan to Purchaser shall include, and Originator hereby assigns to Purchaser, free of any security interest, lien, claim or encumbrance of any kind, Originator’s rights, and by purchasing such Mortgage Loans Purchaser assumes Originator’s obligations, under each Takeout Commitment to deliver the Mortgage Loan(s) specified therein to the Designated Investor, if any, and to receive the Takeout Price therefore from such Designated Investor.

Originator shall cause each Designated Investor to provide Settlement Information with respect to the Mortgage Loan(s) as to which it has delivered a Takeout Commitment.

The Settlement Date shall occur on the Business Day upon which the Settlement Information and the applicable Takeout Proceeds are received by Purchaser (or Custodian, if applicable). Any Settlement Information and/or Takeout Proceeds received by Purchaser (or Custodian, if applicable) after 12:00 p.m. on a Business Day (or at any time on a day which is not a Business Day) shall be deemed for all purposes to have been received on the next Business Day.

If a Designated Investor delivers Takeout Proceeds but fails to provide the Settlement Information or provides Defective Settlement Information, Purchaser (or Custodian, on Purchaser’s behalf) will notify the Designated Investor and Originator. If the Designated Investor fails to provide the Settlement Information or to correct the Defective Settlement Information, within one (1) Business Day after receipt of such notification, Purchaser may, in its sole discretion:

(a)           return any Takeout Proceeds for which it has incomplete Settlement Information to the Designated Investor; or

(b)           place such Takeout Proceeds in a non-interest bearing account until the requisite Settlement Information is provided.

SECTION 2.9 ORIGINATOR’S OBLIGATIONS WITH RESPECT TO DEFECTIVE MORTGAGE LOANS.

The sale of Mortgage Loans described herein are not Caveat Emptor, it being understood that the Purchaser is expressly relying on the representations as to each Mortgage Loan provided in Section 2.6 hereof. Accordingly, if, after Purchaser purchases a Mortgage Loan, Purchaser determines or receives notice (whether from Originator, Takeout Investor, Custodian or otherwise) that a Purchased Loan is a Defective Mortgage Loan, Purchaser (or Custodian, on Purchaser’s behalf) shall promptly notify Originator and Originator shall, within one (1) business day, re-purchase such Purchased Loan at the Adjusted Acquisition Price.

The parties further agree that if a payment default occurs on the first or second date payment was due under a Mortgage Note, Purchaser may notify Originator and Originator shall, within one (1) business day, re-purchase such Purchased Loan at the Adjusted Acquisition Price. Notwithstanding the foregoing, if Originator gives to Purchaser the notice concerning first and second payment defaults required by paragraph 3.1.1(f) of this Agreement, then in no event shall the aggregate Acquisition Price for all Mortgage Loans that Originator is required to re-purchase under this subsection exceed ten percent (10%) of the aggregate Acquisition Price of all Mortgage Loans theretofore acquired by Purchaser from Originator.

In the case of a Direct Funding, if the Originator fails to deliver or cause to be delivered to the Purchaser (or Custodian on behalf of Purchaser) the Submission Package Documents within two (2) Business Days following the Acquisition Date, Purchaser (or Custodian on Purchaser’s behalf) shall promptly notify Originator, and Originator shall within one Business Day, re-purchase such Purchased Loan at the Adjusted Acquisition Price.

Upon receipt of the Adjusted Acquisition Price from the Originator, Purchaser (or Custodian on behalf of Purchaser) shall deliver, or cause to be delivered, to Originator all Submission Package Documents, or Advance Submission Documents, as the case may be, previously delivered to Purchaser (or Custodian, as the case may be).

ARTICLE 3

SERVICING OF MORTGAGE LOANS

SECTION 3.1 SERVICING OF MORTGAGE LOANS.

As a condition to purchasing a Mortgage Loan, Purchaser may elect, in its sole discretion, to require Originator to service such Mortgage Loan as agent for Purchaser for a period not to exceed ninety (90) days. If, and to the extent, Purchaser so elects with respect to any Purchased Loan:

(a)           no compensation shall be payable to Originator in connection with interim servicing responsibilities during the first ninety (90) days; and

(b)           Originator shall service and administer such Purchased Loan on behalf of Purchaser in accordance with prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry and in accordance with any Investor Purchase Agreement with the Designated Investor, all requirements of the Agencies, Requirements of Law, and the requirements of any applicable guarantor so that any third party liability in respect of any Purchased Loan is not voided or reduced;

(c)           Originator shall at all times maintain a servicing file consisting of all documents necessary to service such Purchased Loan and accurate and complete records of its servicing of such Purchased Loan; Originator’s possession of such servicing file being for the sole purpose of servicing such Purchased Loan and such retention and possession by Originator being in a custodial capacity only;

(d)           Purchaser may, at any time during Originator’s business hours on reasonable notice, examine and make copies of such records;

(e)           Originator shall at Purchaser’s request deliver to Purchaser (and Custodian, if applicable), monthly reports regarding the status of any such Purchased Loan, which reports shall include, but shall not be limited to, a description of any default thereunder for more than thirty (30) days, and such other circumstances that could cause a Material Adverse Effect on any such Purchased Loan, Purchaser’s title to any such Purchased Loan or the collateral securing such Purchased Loan; Originator may be required to deliver such reports until the purchase of such Purchased Loan by a Takeout Investor, or the re-purchase of such Purchased Loan (in the case of a Defective Mortgage Loan) by Originator; and

(f)            Originator shall immediately notify Purchaser if it becomes aware of any payment default that occurs on the first or second date payment is due under a Mortgage Note.

Originator shall not attempt to sell or transfer any rights to service a Purchased Loan without the prior consent of Purchaser or except in accordance with the exercise of a Takeout Commitment.

Originator shall release its custody of the contents of any servicing file only in accordance with the written instructions of Purchaser, except when such release is required as incidental to Originator’s servicing of any Purchased Loan or is in connection with the purchase or re-purchase of any Purchased Loan pursuant to this Agreement.

Purchaser reserves the right to appoint a successor servicer to service any Purchased Loan (each a “Successor Servicer”). In the event of such an appointment Originator shall perform all acts and take all action so that any part of the Document File held by Originator, together with all Custodial Accounts and receipts relating to such Purchased Loans, are promptly delivered to Successor Servicer.

SECTION 3.2 CUSTODIAL ACCOUNT.

Originator shall establish and maintain a segregated trust account for the benefit of Purchaser (the “Custodial Account”) with an Eligible Bank and shall promptly deposit into such Custodial Account, any interest and/or principal payments received with respect to each Purchased Loan (but not any interest accrued on such Purchased Loan up to but not including the Acquisition Date for such Loan), and all other receipts in respect of each Purchased Loan that are payable for the benefit of the owner of each such Purchased Loan (including, without limitation, any escrows for Property Charges). Under no circumstances shall Originator deposit any funds belonging to it into the Custodial Account, or otherwise commingle its own funds with the funds belonging to Purchaser as owner of any Purchased Loans.

Any interest and/or principal payments, and other amounts received with respect to each Purchased Loan (but not any interest accrued on such Purchased Loan) up to but not including the Acquisition Date for such Loan, whether or not deposited in the Custodial Account, shall be held in trust for the exclusive benefit of Purchaser as the owner of such Purchased Loan and shall be released only as follows:

(a)           following receipt by Purchaser (or Custodian, if applicable) of the Takeout Proceeds for such Purchased Loan, all amounts deposited in the Custodial Account with respect to such Purchased Loan shall be paid to the Takeout Investor unless the Takeout Investor has agreed to release such amounts to Originator;

(b)           if a Successor Servicer is appointed by Purchaser, all amounts deposited in the Custodial Account shall be transferred into an account established by the Successor Servicer pursuant to its agreement with Purchaser;

(c)           if no Designated Investor is designated with respect to a Purchased Loan, or if a Purchased Loan is not purchased by the Designated Investor before the Commitment Expiration Date, all amounts deposited in the Custodial Account shall be released only in accordance with a Purchaser’s written instructions.

The terms of the Custodial Account shall specifically provide that the funds therein contained shall be released at the direction of Purchaser upon occurrence of any Default hereunder.

Originator shall not change the identity or location of the Custodial Account without thirty (30) days prior written notice to Purchaser. Originator shall from time to time, at its own cost and expense, execute such financing statements pursuant to the UCC, directions to the applicable Eligible Bank and other papers, documents or instruments, as may be reasonably requested by Purchaser to reflect Purchaser’s ownership interest in the Custodial Account, and Originator hereby authorizes Purchaser to execute and file at any time and from time to time precautionary financing statements or copies thereof with respect to the Custodial Account signed only by Purchaser.

Originator shall promptly deliver to Purchaser copies of all bank statements and other records relating to the Custodial Account as Purchaser may from time to time request.

SECTION 3.3 FIDELITY BONDS.

Originator shall maintain fidelity bonds and policies of insurance in form and substance satisfactory to Purchaser insuring itself and Purchaser and the principals, successors, and heirs and assigns of Purchaser, in the greatest of (a) the Errors and Omissions/Fidelity Insurance amount set forth on Schedule B attached hereto, (b) that amount required by FNMA in Section 1.01 of the FNMA Guaranteed Mortgage Backed Securities Originators’ and Servicers’ Guide, and (c) that amount required by any other Agency Guidelines, against loss or damage from any breach of fidelity by Originator or any officer, director, employee or agent of Originator, and against any loss or damage from loss or destruction of documents, fraud, theft, misappropriation, or errors or omissions.

ARTICLE 4

RECORD TITLE TO MORTGAGE LOANS;
INTENT OF PARTIES; SECURITY INTEREST

SECTION 4.1 TITLE.

Purchaser may elect, in its sole discretion, not to complete and record any Assignments in Blank for the sole purpose of facilitating the servicing of the related Mortgage Loan. In such event, Originator agrees until further notice to remain the last named payee or endorsee of each Mortgage Note and the mortgagee or assignee of record of each Mortgage in trust for the benefit of Purchaser.

SECTION 4.2 BOOKS AND RECORDS.

Originator shall maintain a complete set of books and records for each Purchased Loan which shall be clearly marked to reflect the Purchaser’s ownership interest in such Purchased Loan.

SECTION 4.3 SECURITY INTEREST.

Without prejudice to the provisions of subsection 1.2.3 and the expressed intent of the parties, in the event, for any reason, any transaction involving a Mortgage Loan is construed by any Regulatory Authority as a borrowing rather than as a true sale and absolute conveyance, the Originator and Purchaser intend and agree that Purchaser shall have a perfected first priority security interest in the Purchased Items. In such case, Originator shall be deemed to have hereby granted to Purchaser (and possession of any promissory notes, instruments and documents by Custodian shall constitute possession on behalf of Purchaser for this purpose) a security interest in and lien upon the Purchased Items. In such an event, the Purchaser agrees that such security interest shall be of first priority and shall be free and clear of adverse claims, liens and interests. In such event, this Agreement shall constitute a security agreement, the Custodian, if any, shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to Purchaser, and Purchaser shall have all of the rights of a secured party under applicable law.

SECTION 4.4 TRANSFERS OF MORTGAGE LOANS BY PURCHASER.

For the avoidance of doubt, Purchaser may, in its sole discretion, assign all of its right, title and interest in, or grant a security interest in, any Purchased Loan, subject only to its obligation to deliver such Purchased Loan to any Designated Investor pursuant to Section 2.8. No notice of such assignment need be given by Purchaser to Originator or the Takeout Investor. Assignment by Purchaser of the Mortgage Loans as provided in this Section 4.4 shall not release Purchaser from its obligations otherwise under this Agreement.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

SECTION 5.1 REPRESENTATIONS AND WARRANTIES.

As a material inducement to enter into this Agreement and the transactions contemplated hereby, Originator hereby represents and warrants to Purchaser as of the date hereof that:

(a)           Originator is duly organized, validly existing and in good standing under the laws of the State of its organization and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the state where the Mortgage Loan was originated or the Mortgaged Property is located, if the laws of such State require licensing or qualification in order to conduct business of the type conducted by Originator;

(b)           Originator has all requisite power and authority (including, if applicable, corporate power) to execute this Agreement and to perform its obligations hereunder;

(c)           the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by Originator and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action (including, if applicable, corporate action);

(d)           this Agreement evidences the valid and binding obligation of Originator, enforceable against Originator in accordance with its terms;

(e)           Originator is an approved originator of Mortgage Loans for purchase or guarantee by each of the Agencies listed on Schedule D attached hereto;

(f)            no consent or approval of any Person (including, without limitation, any stockholder, partner or other principal of Originator, or any Regulatory Authority having jurisdiction over Originator or any of its properties) is required in connection with the execution by Originator of this Agreement or the performance of the transactions contemplated by this Agreement or, if required, such consent or approval has been obtained;

(g)           the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Originator and will not result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any Material Agreement, or result in the violation of any Requirement of Law to which Originator or its property is subject;

(h)           there is no Litigation affecting Originator which would adversely affect its ability to perform hereunder;

(i)            the transfers, assignments and conveyances provided for herein are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(j)            the information that Originator has delivered, or caused to be delivered to Purchaser (or any independent agency performing a review of Seller’s credit and operations on behalf of Purchaser), in connection with this Agreement and the transactions contemplated herein (including, but not limited to, all documents related to this Agreement and Originator’s financial statements), is an accurate reflection of the matters referred to therein; no such information contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements made therein, or herein, in light of the circumstances under which they were made, not misleading;

(k)           each sale of Mortgage Loans by Originator pursuant to this Agreement will be intended to be a sale in which Originator shall receive new value and consideration constituting reasonably equivalent value and fair consideration for such Mortgage Loans;

(l)            Originator will not acquire at any time any direct, or indirect, ownership, or other economic interest in, or other rights or obligations with respect to, any Purchased Loans, except as expressly described in Section 2.9 with respect to Defective Mortgage Loans;

(m)          Originator will be solvent at all relevant times prior to, will not be rendered insolvent by, will have a valid business reason for and not have any intent to hinder, delay or defraud any of Originator’s creditors in connection with, any sale of Mortgage Loans pursuant to this Agreement; and

(n)           under generally accepted accounting principles (“GAAP”) and for federal income tax purposes, Originator will report each sale of a Mortgage Loan hereunder as a sale of such Mortgage Loan. Originator will have been advised by or confirmed with its independent public accountants that such sale can be so reported under GAAP.

SECTION 5.2 SURVIVAL.

The representations and warranties herein contained shall survive execution and termination of this Agreement.

ARTICLE 6

COVENANTS

Originator covenants and agrees that during the Term:

SECTION 6.1 CHANGE OF NAME/ADDRESS.

Originator will notify Purchaser not less than sixty (60) days prior to (i) any change of its name or use of any trade names, or (ii) any change in the address of the chief executive office and/or chief place of business of Originator, or (iii) any change in the location of any part of the Purchased Items being held by Originator pursuant to the terms hereof, or any records pertaining thereto.

SECTION 6.2 PAYMENT OF TAXES, CLAIMS AND INDEBTEDNESS.

Originator will pay and discharge promptly all taxes, assessments, fees and other governmental charges or levies imposed upon it or upon any of its properties and all lawful claims and indebtedness, which, if unpaid, might have a Material Adverse Effect.

SECTION 6.3 PROTECTION OF ASSETS.

Originator will do or cause to be done all things necessary to maintain its properties and assets (including properties and assets leased by it and the leases related thereto) in such condition as would prudent Persons engaged in the same or a similar business similarly situated.

Originator will keep complete and accurate books of record and account with respect to its business in accordance with GAAP;

Originator shall not default under any Material Agreement, or be in violation of any Requirement of Law to which it is subject, where such default or violation may have a Material Adverse Effect;

SECTION 6.4 CORPORATE CHANGES.

Originator shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and all material rights, licenses, permits, franchises and other authorizations, including, without limitation, taking all action necessary:

(a)                                  to avoid dissolution or liquidation;

(b)                                 to remain in good standing with respect to all governmental licenses authorizations and permits held by Originator which are necessary for the lawful conduct of Originator’s business (including its status as an approved originator of Mortgage Loans for purchase or guarantee by each of the Agencies set forth on Schedule D);

(c)                                  to renew such licenses, authorizations and permits as the same shall be required to be renewed;

(d)                                 to prevent any restriction or condition limiting the conduct of Originator’s business as now conducted or proposed to be conducted from being placed on any such license or permit; and

(e)                                  to defend such licenses and permits in any proceedings with respect thereto instituted against Originator before any Regulatory Authority.

Originator shall not enter into any transaction with Purchaser that it intends to be a loan, whether secured by collateral or otherwise.

SECTION 6.5 PURCHASED ITEMS.

Originator shall:

(a)                                  not cause or permit any liens to attach to any of the Purchased Items; or

(b)                                 not assign any rights thereto (including any servicing rights); or

(c)                                  not undertake with respect to any Mortgage Loan, by execution of any document or otherwise, or otherwise expose Purchaser or its assigns to any liability for cleanup or other obligation under any Requirement of Law designed to protect the environment;

(d)                                 under GAAP and for federal income tax purposes, report each sale of a Mortgage Loan to the Purchaser as a sale of the ownership interest in the Mortgage Loan;

(e)                                  not sell any Mortgage Loan to the Purchaser with any intent to hinder, delay or defraud any of the Originator’s creditors;

(f)                                    not characterize, whether such characterization occurs in its books, records, communications or otherwise, the transactions pursuant to which Purchased Loans are transferred to Purchaser as loans from (and/or conditional assignments to) Purchaser secured by the Purchased Loans;

(g)                                 not assert or represent to any Person that the transactions pursuant to which Purchased Loans are transferred to Purchaser are loans from (and/or conditional assignments to) Purchaser secured by the Purchased Loans;

(h)                                 correct any known misunderstanding with respect to the nature of the transactions pursuant to which Purchased Loans are sold and absolutely assigned to Purchaser;

(i)                                     oppose all requests by any Person before any Regulatory Authority or otherwise, seeking a determination that any transactions pursuant to which

Purchased Loans are transferred to Purchaser should be re-characterized as loans from (and/or conditional assignments to) Purchaser secured by the Purchased Loans.

SECTION 6.6 FINANCIAL STATEMENTS AND OTHER REPORTS.

Originator will deliver or cause to be delivered to Purchaser:

(a)                                  as soon as practicable after the end of each fiscal year of Originator, and in any event within ninety (90) days thereafter, a balance sheet and related statements of income, retained earnings and changes in financial position of Originator, each prepared in reasonable detail and audited in accordance with GAAP by a firm of certified public accountants, with no qualification except as to Receivables;

(b)                                 within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year, an unaudited balance sheet as at the end of such fiscal quarter and unaudited statements of income and retained earnings of Originator for the period from the beginning of the fiscal year to the end of such fiscal quarter, each prepared in reasonable detail and in accordance with GAAP (except for the absence of footnotes and for year end adjustments which would not have a material effect, and inconsistencies specifically disclosed therein), and certified by an authorized financial or accounting officer of Originator;

(c)                                  promptly upon receipt thereof, one copy of each other report submitted to the Originator by any certified public accountants in connection with any annual, interim or special audit made by them of the books of the Originator;

(d)                                 promptly upon their becoming available, one copy of:

(i)                                     each financial statement, report, notice or request for a waiver or proxy statement sent by the Originator to shareholders generally;

(ii)                                  any regular or periodic report, registration statement or prospectus concerning the Originator’s existence, liabilities, assets or operations filed with, or sent to, or received from (to the extent the Originator is aware of such filing, transmission or receipt) any Regulatory Authority.

(e)                                  with reasonable promptness, such other data and information as to the business, operations, properties, assets or prospects, or the condition, financial or otherwise, of the Originator or the ability of the Originator to perform its obligations hereunder, as from time to time may be reasonably requested by Purchaser.

SECTION 6.7 NOTICE OF DEFAULTS; LITIGATION; FINANCIAL CHANGES.

Originator will promptly give Purchaser written notice of:

(a)                                  any Mortgage Loan that is a Defective Mortgage Loan;

(b)                                 any condition or event that constitutes a Default, specifying the nature and period of existence thereof and the action which Originator is taking or proposes to take with respect thereto;

(c)                                  the cancellation, revocation, suspension or restriction or expiration of any Material Agreement, authorization, consent, permit or license (including, specifically, the loss of Agency status for the origination of Mortgage Loans), or the commencement of a dispute with any Regulatory Authority;

(d)                                 any Litigation affecting Originator;

(e)                                  if any holder of indebtedness or security of the Originator gives any notice or takes any other action in respect to a claimed default; and

(f)                                    any other events or changes in the business, properties, or condition, financial or otherwise, of Originator, that when individually or cumulatively viewed in light of prior financial statements, may have a Material Adverse Effect.

In each case Originator shall advise Purchaser of the action which Originator is taking or proposes to take with respect to such matter.

SECTION 6.8 INSPECTION.

Originator will permit representatives of Purchaser and any lender to the Purchaser and the Custodian to examine all its books of account and other financial records and reports related thereto, to make copies and extracts therefrom and to discuss its affairs, finance and accounts with its employees, officers and certified public accountants, all at such reasonable times and as often as may reasonably be requested.

SECTION 6.9 FURTHER ASSURANCES.

Originator shall, upon request of Purchaser, promptly execute and/or deliver to Purchaser all such confirmatory or supplementary agreements and other and further documents and instruments of transfer, conveyance and assignment, and shall take such other action as Purchaser may require more effectively to transfer, convey, assign to and vest in Purchaser, and to put Purchaser in possession of, the Purchased Items, and otherwise to carry out more effectively the intent of the provisions under this Agreement.

SECTION 6.10 FINANCIAL COVENANTS.

Originator shall maintain at least the Minimum Corporate Tangible Net Worth set forth on

Schedule B attached hereto.

Originator shall maintain a Leverage Ratio of not more than that set forth on Schedule B attached hereto.

SECTION 6.11 BANKRUPTCY PROCEEDINGS.

Prior to the date one year and one day after the termination of this Agreement, Originator shall not commence or instigate proceedings under any Bankruptcy Law with respect to Purchaser.

ARTICLE 7

MISCELLANEOUS

SECTION 7.1 CUSTODIAN.

Purchaser may elect, in its sole discretion, to nominate a custodian (the “Custodian”) to settle the transactions contemplated hereby. In the event that Purchaser hereafter notifies Originator of the appointment of such a Custodian, Originator shall direct all future deliveries of documents and funds hereunder to such Custodian at the address/wiring instructions furnished to Originator in writing. Originator shall accept performance by such Custodian as if it were performance by Purchaser hereunder.

Originator hereby acknowledges that Custodian, if any, is acting as agent for, and for the benefit of, Purchaser and/or its assignees. Originator agrees that it shall have no claim or cause of action against Custodian for any act or failure to act on the part of Custodian in connection with the transactions contemplated under this Agreement. Originator waives any such claim or cause of action against Custodian now existing or hereafter arising.

SECTION 7.2 TERM.

This Agreement shall continue indefinitely unless and until terminated as to future transactions (a) by written instruction signed by either Originator or Purchaser and delivered to the other, not less than thirty (30) days prior to the date of termination, in which event termination will not affect the obligations hereunder as to any of the Mortgage Loans with respect to which Submission Package Documents, or Advance Submission Documents, as the case may be, have been accepted by Purchaser or Custodian pursuant to the terms of this Agreement; or (b) by written notice of immediate termination from Purchaser following the occurrence of, and during the continuance of, an Event of Default, in which event termination will not affect the obligations hereunder as to any Purchased Loans, except that no sales commissions shall be due to Originator in respect of any Purchased Loan thereafter sold to a Designated Investor unless and until all Purchased Loans have been sold by Purchaser without recourse to Originator’s obligation to re-purchase pursuant to Section 2.9 hereof.

Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall have no obligations to purchase Mortgage Loans during any period from and after the resignation or termination of any Custodian to the appointment of a successor Custodian.

SECTION 7.3 NOTICES; SERVICE.

To be effective, all notices, consents, approvals, responses or other communications required or desired to be given hereunder must be in writing (it being understood that telex and telecopy communications shall be deemed to be “writings” for the purposes hereof, and shall be deemed given when delivered if delivered in a sealed envelope by hand, or when received if given by telex or telecopy, or five (5) days after mailing if sent by United States mail registered or certified, return receipt requested, postage prepaid, to the following addresses:

If to the Originator:	to the address set forth on page 1 of this Agreement.
Attention: Michael L. Banes, President

	Telephone:	(214) 637-2972
	Facsimile:	(214) 637-0365

If to Purchaser:	to the address set forth on page 1 of this Agreement.
Attention: G. Mark Loreto

	Telephone:	(609) 671-0600
	Facsimile:	(609) 671-0661

or to such other address or telex or telecopier number as the party to be served may direct by written notice to the other party in the manner hereinabove provided.

ORIGINATOR IRREVOCABLY CONSENTS TO THE SERVICE IN ANY ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL IN THE MANNER PROVIDED FOR UNDER SUBSECTION 7.3.1 HEREOF. NOTHING CONTAINED HEREIN SHALL AFFECT PURCHASER’S RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

SECTION 7.4 FEES AND EXPENSES; INDEMNITY.

Originator will promptly pay all costs and expenses incurred by Purchaser in connection with (i) the protection of the Purchased Items (including, without limitation, all costs of filing or recording any assignments, financing statements and other documents), and (ii) the enforcement of Purchaser’s rights hereunder (including, without limitation, costs and expenses suffered or incurred by Purchaser in connection with any bankruptcy proceedings relating to Originator, appeals and any anticipated post-judgment collection services).

In addition to its other rights hereunder, Originator shall indemnify Purchaser and Purchaser’s directors, officers, agents (including any Custodian) and employees against, and hold Purchaser and them harmless from, any loss, liabilities, damages, claims, costs and expenses (including reasonable attorneys’ fees and disbursements) suffered or incurred by Purchaser or any of them arising out of, resulting from, or in any manner connected with, the purchase by Purchaser of any Defective Mortgage Loans

The provisions of this Section 7.4 shall survive the termination of this Agreement.

SECTION 7.5 MODIFICATIONS, CONSENTS AND WAIVERS; ENTIRE AGREEMENT.

No modification, amendment or waiver of, or with respect to, any provision of this Agreement or any other instruments and documents delivered pursuant hereto or thereto, nor consent to any departure by Originator from any of the terms or conditions hereof or thereof, shall in any event be effective unless it shall be in writing and signed by Purchaser. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Originator in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances. This Agreement embodies the entire agreement and understanding between Purchaser and Originator and supersedes all prior agreements and understandings relating to the subject matter hereof.

SECTION 7.6 REMEDIES CUMULATIVE.

Each and every right granted to Purchaser hereunder or under any other document delivered hereunder or in connection herewith, or allowed Purchaser by law or equity, shall be cumulative and may be exercised from time to time. No course of dealing on the part of Purchaser, nor any failure on Purchaser’s part to exercise, nor any delay in exercising, any right shall operate as a waiver thereof, or otherwise prejudice the rights, powers and remedies of Purchaser. No single or partial exercise of any right shall preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of Originator’s obligations hereunder shall be without regard to any counterclaim, right of offset or any other claim whatsoever which Originator may have against Purchaser and without regard to any other obligation of any nature whatsoever which Purchaser may have to Originator, and no such counterclaim or offset shall be asserted by Originator, in any action, suit or proceeding instituted by Purchaser to enforce this Agreement.

SECTION 7.7 COUNTERPARTS.

This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 7.8 GOVERNING LAW.

THIS AGREEMENT IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, ALL MATTERS OF CONSTRUCTION, INTERPRETATION, VALIDITY, ENFORCEMENT AND PERFORMANCE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OR NEW JERSEY, IN PURCHASER’S SOLE AND ABSOLUTE DISCRETION, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

SECTION 7.9 CONSENT TO JURISDICTION; WAIVER OF TRIAL BY JURY.

The Originator waives trial by jury in any litigation in any court with respect to, in connection with, or arising out of, this Agreement, or any instrument or document delivered pursuant hereto, or the validity, protection, interpretation, collection or enforcement hereof

EXCEPT AS MANDATORILY REQUIRED BY APPLICABLE LAW WITH RESPECT TO THE ENFORCEMENT OF PURCHASER’S RIGHTS, ORIGINATOR IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF, OR IN ANY MANNER RELATING TO, ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT, IN PURCHASER’S SOLE AND ABSOLUTE DISCRETION, IN ANY COURT IN THE STATE OF NEW YORK OR NEW JERSEY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. ORIGINATOR, BY THE EXECUTION OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. ORIGINATOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON, AND AGREES NOT TO ASSERT, ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE IN WHICH THE ACTION IS BROUGHT UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF SUCH STATE. NOTHING IN THIS SUBSECTION 7.9.2 SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF PURCHASER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ORIGINATOR IN ANY JURISDICTION. ORIGINATOR AGREES THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

ANY ACTION OR PROCEEDING BROUGHT AGAINST PURCHASER (OTHER THAN A COUNTERCLAIM IN AN ACTION PREVIOUSLY BROUGHT BY PURCHASER IN ANOTHER JURISDICTION) SHALL BE BROUGHT ONLY IN ANY STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY, NEW YORK OR IN NEW JERSEY.

SECTION 7.10 SEVERABILITY.

The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect any other clause or provision or such clause or provision in any other jurisdiction.

SECTION 7.11 BINDING EFFECT; ASSIGNMENT OR DELEGATION.

This Agreement shall be binding upon and shall inure to the benefit of Originator, Purchaser and their respective successors and permitted assigns. It is expressly agreed that Purchaser may assign its right to enforce this Agreement as to any Mortgage Loan to any party that subsequently purchases, or provides financing with respect to, such Mortgage Loan from Purchaser.

The rights and obligations of Originator under this Agreement shall not be assigned or delegated without the prior written consent of Purchaser, which consent may be withheld in Purchaser’s sole discretion, and any purported assignment or delegation without such consent shall be void.

SECTION 7.12 TIME OF THE ESSENCE.

TIME IS OF THE ESSENCE WITH REGARD TO THE PERFORMANCE OF ORIGINATOR’S OBLIGATIONS UNDER THIS AGREEMENT.

SECTION 7.13 MERS.

Purchaser reserves the right to settle the acquisition and re-sale of Mortgage Loans hereunder by use of the Mortgage Electronic Registry System, provided Originator and the Designated Investor are subscribers to such System.

SECTION 7.14 LIMITED RECOURSE.

Notwithstanding anything to the contrary contained herein, no recourse under any obligation, covenant, commitment, representation, warranty or agreement of or relating to the Purchaser contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, authorized person, affiliate, agent or employee of the Purchaser, or against Lord Securities Corporation, a Delaware corporation, or against Broad Street Contract Services, Inc., a Delaware corporation, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Purchaser, and that no personal liability whatever shall attached to, or be incurred by, the incorporators, stockholders, officers, directors, members, managers, authorized persons, affiliates, agents or employees of the Purchaser, as such, or any of them under, or by reason of, any of the obligations, covenants, commitments, representations, warranties or agreements of the Purchaser contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Purchaser of any of such obligations, covenants, commitments, representations, warranties or agreements, either at common law or in equity, or by statute or constitution, of every such incorporator, stockholder, officer, director, member, manager, authorized person, affiliate, agent or employee is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

IN WITNESS WHEREOF, Purchaser and Originator have duly executed this Agreement as of the date and year set forth above.

WAREHOUSEONE ACCEPTANCE COMPANY, LLC		AVAILENT MORTGAGE, INC.

BY: WAREHOUSEONE, INC., ITS AGENT

By:	/s/ G. MARK LORETO	By:	/s/ MICHAEL L. BANES
	Name: G. Mark Loreto		Name: Michael L. Banes
	Title: Chairman		Title: President

SCHEDULE A

Administrative Costs

All usual and customary cost and expense incurred by the Purchaser, in connection with processing, administering and settling of mortgage loans, currently including, without limitation:

(a) A $100 internal allocation for processing expense per Purchased Loan, an additional $15 per Purchased Loan for which Purchaser does not have original documents at the time of funding, and an additional $100 per loan for same day fundings. Loans with a face amount in excess of $450,000 may be subject to an additional fee;

(b) $25 wire transfer fee for sending or receiving each wire transfer in connection with the acquisition of any Mortgage Loan by Purchaser or any Takeout Investor;

(c) $25 internal allocation for processing files that are deficient in presentation and require correction;

(d) messenger and overnight courier fees at cost;

(e) the usual and customary fees and charges of the Custodian in connection with the settlement of Mortgage Loans, if not otherwise included in items, if any, (a) through (d) above;

(f) any third party due diligence expenses;

(g) a penalty fee of $500 when original documents have not been received by Purchaser within four (4) Business Days of the Acquisition Date.

“INVESTMENT RETURN RATE”: the greater of (a) LIBOR plus 4.0% per annum and (b) Federal Funds rate plus 4.0% per annum.

The Investment Return Rate shall be increased by:

•  4.0% with respect to any Mortgage Loan (i) which has not been purchased by a Takeout Investor within 45 days of the Acquisition Date and for which the Adjusted Takeout Proceeds equal or exceed the Adjusted Acquisition Price or (ii) which is in Default.

•  The Investment Return Rate shall be increased by 2.0% on those advances for which Submission Package Documents are not received by Purchaser within two days of funding.

In addition, there shall be a mandatory 5% principal reduction for each Mortgage Loan which has not been purchased by a Takeout Investor within 45 days of the Acquisition Date.

SCHEDULE B

ORIGINATOR’S CONCENTRATION LIMIT: $ 5 million

SUB-LIMITS

Direct (wet) Funding:	$ 5 million

Jumbo Sub-limit:	N/A

Maximum Face amount for Jumbo loan:	$ 650,000 (larger by approval)

Minimum FICO	620

Acquisition Price:

Mortgage Loans and Jumbo loans less than

$650,000.00 face 98

Jumbo loans $650,001.00 - $1,000,000.00 face 95

of the least of (1) the face amount of the related Mortgage Note; (2) the related Takeout Price, if any; (3) the Adjusted Takeout Price, and (4) the fair market value of any Mortgage Loan for which a Takeout Commitment is not furnished, which fair market value shall be determined by Bear Stearns & Co. Inc. in its sole discretion.

MAINTENANCE

Minimum Corporate Tangible Net Worth	$ 600,000

Minimum Combined Corporate/Guarantor Tangible Net Worth $ 3,500,000

Maximum Leverage Ratio	10:1

Errors and Omissions/Fidelity Insurance	$ 1,000,000

Depository Account	$ 5,000

SCHEDULE C

[Deliberately Left Blank]

SCHEDULE D

AGENCIES

FNMA

FRMC

EHA

VA

EXHIBIT A

ADJUSTED TAKEOUT PRICE CALCULATION

Assume

Weighted Average Coupon Required by Takeout Commitment	6.5
Coupon Delivered by Originator	5.8
Settlement Date	July
Funding Date	6-15-2001
Takeout Price	101

Market Price for FNMA Securities as published on Bloomberg Page OPX on 6/14/01

FNMA Coupon	Market Price for July Settlement

5.5	94.25
6	96.9375
6.5	99.21875
7	101.0313
7.5	102.375
8	103.625
8.5	105.375
9	105.4963
9.5	105.6563

Calculation of Adjusted takeout price due to delivery of 5.8% coupon instead of 6.5% agreed to with Takeout Investor

Percentage Price Adjustment = (Takeout Coupon - Delivered Coupon) / (Takeout Coupon - next lowest coupon below Delivered Coupon

= (6.5 - 5.8) / (6.5 - 5.5) = 70%

Adjusted Takeout Price = Takeout Price - (Percentage Price Adjustment x (Market Price for Takeout Coupon - Market Price for next lowest coupon below Delivered Coupon))

CALCULATION 101 - (70% x (99.21875 -94.25)) = 97.52188

A-1

EXHIBIT B

SUBMISSION PACKAGE DOCUMENTS/ ADVANCE SUBMISSION DOCUMENTS

SUBMISSION PACKAGE DOCUMENTS

1.       Takeout Commitment

2.       Loan Purchase Detail

3.       The original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of        without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized Person (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: “[Last Endorsee], formerly known as [previous name]”).

4.       The original of the guarantee executed in connection with the Mortgage Note (if any).

5.       The original Mortgage with evidence of recording thereon, or a copy thereof together with an Officer’s Certificate of the Seller certifying that such represents a true and correct copy of the original and that such original has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

6.       The originals of all assumption, modification, consolidation or extension agreements with evidence of recording thereon, or copies thereof together with an Officer’s Certificate of the Seller certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

7.       The original Assignment of Mortgage in blank for each Mortgage Loan, in form and substance acceptable for recording and signed in the name of the Last Endorsee (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: “[Last Endorsee], formerly known as [previous name]”) or MERS equivalent.

8.       The originals of all intervening assignments of mortgage with evidence of recording thereon, showing an unbroken chain of title from the originator thereof to the Last Endorsee or copies thereof together with an Officer’s Certificate of the Seller certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

B-1

9.       LTV/PMI Certificate or other evidence of PMI

10.     Warehouse Lender’s Release, if applicable

11.     Originator’s Release, if applicable

12.     Copy of Limited Power of Attorney [only if any other Submission Package Documents are signed by a person as attorney-in fact for the Mortgagor(s)]

13.     Copy of Signature/Name Affidavit [only if a Mortgagor signed any Submission Package Documents in various forms, e.g., “John Smith” and “John C. Smith”]

14.     Takeout Investor Delivery Instructions

15.     The original attorney’s opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the irrevocable commitment to issue the same.

16.     The original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage Loan.

ADVANCE SUBMISSION DOCUMENTS

1.       Takeout Commitment (copy)

2.       Loan Purchase Detail

3.       Insured Closing Protection Letter (blanket original on file with Custodian)

4.       Escrow Instruction Letter (Purchaser to Closing Agent) (copy)

B-2

EXHIBIT C

NOTE INFORMATION

Submission ID	MIP	Funded Amount
Name	Note Rate	Advance/Withhold
Note Amount	First Pint. Date	Requested Amount
Term	Other	Requested Date
Note Date	PITI
PMI	PMI Carrier

IF ARM

Index	Max Interest Rate	Periodic Rate Cap
Gross Margin	1st Adjustment Date	Prepay Penalty

BORROWER AND PROPERTY INFORMATION

BorrowerlName	CoBorrower Name
BorrowerlSS#	CoBorrower SS#
Borrower Address

CREDIT

Gross Income	Appraiser
Recurring Pmt	Value Price
DebtRatio1	Lein Position
DebtRatio2	LTV
Credit Score	CLTV
Loan Type	Occupancy
Transaction Type	Other Liens
Property Type

INVESTOR COMMITMENT

Investor Name	Commitment Number
Takeout Price	Sale Price
Lock Exp. Date	Delivery Date

CLOSING AGENT (IF WET AND NOT ON FILE)

Closing Agent Name	Closing Agent Email
Closing Agent Address	Closing Agent Contact
Closing Agent Phone	Closing Agent Fax

WIRE INSTRUCTIONS

Bank Name
Location
ABA/Account Number

C-1

EXHIBIT D

FORM OF LOAN TRANSFER FORM

PARTIES	The parties to this Purchase Confirmation are the following:

SELLER:

PURCHASER:	WAREHOUSEONE ACCEPTANCE COMPANY, LLC

MORTGAGE LOANS	THE MORTGAGE LOAN(S) COVERED BY THE PURCHASE CONFIRMATION ARE LISTED AND DESCRIBED IN THE ATTACHED SCHEDULE OF MORTGAGE LOANS

SALE:	For value received, the Seller hereby conveys to the Purchaser all rights, title and interest in and to the following:

(a) The Mortgage Note and the related Mortgage for each Mortgage Loan; (b) all rights to payment thereunder; (c) all rights related thereto, such as financing statements, guaranties and insurance policies (issued by governmental agencies or otherwise), including (i) mortgage and title insurance policies, (ii) fire and extended coverage insurance policies (including the right, if any, to any return premiums), and (iii) if applicable, FHA insurance, VA guaranties, or private mortgage insurance and all rights, if any, in escrow deposits consisting of impounds, insurance premiums, or other funds held in account thereof (d) all right, title and interest of the owner of such loan in the real property, including all improvements thereon, and the personal property (tangible and intangible) that are encumbered by such mortgage (or deed of trust) and/or security agreements; (e) all rights to service, administer, and/or collect such loan and all rights to the payment of money on account of such servicing, administration and/or collection appraisals, computer programs, tapes, discs, cards, accounting records, and other books, records, information, and data relating to such loan necessary to the administration or servicing of such loan; and (f) all accounts, contract rights (including, but not limited to, all contract rights with respect to such loans under the Master Loan Purchase Agreement (entered into between Seller and Buyer) and the related Takeout Commitment, and general intangibles constituting or relating to such loan.

D-1

PRICE	The price paid for the above-described rights was REFER TO SCHEDULE OF MORTGAGE LOANS [Purchase Price]

The Seller hereby reaffirms the representations, warranties and covenants made in the Master Mortgage Loan Purchase Agreement with respect to the Mortgage Loans on and as of the date and hereby remakes all such representations, warranties and covenants on and as of the effective date of sale set forth below.

DEFINITIONS	Terms used but not defined herein shall have the meanings assigned to them in the above referenced Master Mortgage Loan Purchase Agreement, dated as of .

EFFECTIVE DATE OF SALE:	, 2002.

NAME OF SELLER:

AUTHORIZED SIGNATURE:

NAME AND TITLE:

D-2

EXHIBIT E

FORM OF WAREHOUSE LENDER’S RELEASE

Warehouse Lender’s Release

Ladies and Gentlemen:

We hereby release all right, interest or claim of any kind with respect to the mortgage loan(s) referenced below, such release to be effective automatically without any further action by any party, upon receipt, in one or more installments, from State Street Bank, in accordance with the wire instructions which we delivered to you in a letter dated          , 2002, in immediately available funds.

Loan #	Mortgagor	Street Address	City	State	Zip

Very truly yours,

[WAREHOUSE LENDER]

By:

Name:

Title:

E-1

EXHIBIT F

ACCEPTABLE LOAN GUIDELINES

The purpose of these Acceptable Loan Guidelines is to address the types of loans that WarehouseOne Acceptance Company, LLC (“WAC I”) is most likely to purchase.

GENERAL DESCRIPTION

•                                          15-, 20- and 30-year fixed rate, fully-amortizing mortgage loans.

•                                          30/15-fixed rate, level payment balloon mortgage loan based on a 30-year amortization, due and payable at the end of 15 years.

•                                          LIBOR ARM — 1 Month, 6 Month, 2/6, 3/6, 5/6, 7/9, & 10/6 30-year amortization.

•                                          AGENCY UNDERWRITING GUIDELINES SHOULD BE FOLLOWED

•                                          NO BALLOONS

MINIMUM LOAN AMOUNT

$40,000

USE OF “DESKTOP UNDERWRITER” AND “LOAN PROSPECTOR”

WAC I will accept Fannie Mae “Desktop Underwriter” and Freddie Mac “Loan Prospector” provided the following restrictions are met with NO EXCEPTIONS.

•                                          DU Approval/Eligible

•                                          LP “Accept” or “Accept Plus”

FHA

Maximum LTV 97% - FHA loans will only be purchased from an originator who has a direct endorsement underwriter as an employee and the endorsee number is provided.

OCCUPANCY

PRIMARY RESIDENCES

•                                          U.S. Citizens

•                                          Permanent resident aliens

SECOND/VACATION HOMES

•                                          U.S. Citizens

•                                          Permanent resident aliens

NON-OWNER OCCUPIED HOMES

•                                          U.S. Citizens

•                                          Permanent resident aliens

DOCUMENTATION

THESE ARE NOT THE DOCUMENTS REQUIRED TO BE SUBMITTED PRIOR TO PURCHASE BUT MUST BE READILY AVAILABLE UPON DEMAND. PLEASE SEE SUBMISSION PACKAGE DOCUMENTS FOR DETAIL OF SUBMISSION REQUIREMENTS.

AGE OF DOCUMENTS

Credit documentation may not be over 120 days old for existing construction and 180 days for new construction (with the exception of W-2s and tax returns). For appraisals, a recertification of value is required after 120 days for existing construction and 180 days for new construction (the appraisal may not be over 12 months old). Pay stubs must be dated within 30 days of closing. Loans must have been closed within 30 days to be eligible for purchase by WAC I.

DOCUMENTATION TYPE

FULL/ALTERNATIVE (ALT DOC)

Salaried Borrowers:

•                                          1003 Application

•                                          Written Verification of Employment (VOE), or

•                                          Most recent full month pay stub(s), 30-day period with YTD earnings certified and

•                                          2-years’ W-2s

•                                          Verbal VOE at time of closing

•                                          Written Verification of Deposit (VOD) with 2 months’ average balance or

•                                          1-month most recent certified bank statement

Non-Salaried Borrowers:

•                                          1003 Application

•                                          2 years’ tax-returns, including all schedules

•                                          IRS from 4506, signed

•                                          Verbal VOE at time of closing

•                                          Written Verification of Deposit (VOD) with 2 months’ average balance or

•                                          1-month most recent certified bank statement

STATED INCOME / VERIFIED ASSETS

All Borrowers:

•                                          Signed 1003 Application with employment stated and income stated

•                                          Income must be reasonable for employment stated

•                                          Ratios are calculated using stated income

•                                          Verbal VOE at time of closing

•                                          Written VOD with 2 months’ average balance or 1 month most recent certified bank statement

•                                          CPA Certification or copy of business license for all self-employed borrowers

STATED INCOME / STATED ASSETS

•                                          Signed 1003 Application with employment stated and income stated

•                                          Income must be reasonable for employment stated

•                                          Ratios are calculated using stated income

•                                          Verbal VOE at time of closing

•                                          CPA Certification or copy of business license for all self-employed borrowers

•                                          Assets stated on signed 1003

NO RATIOS / VERIFIED ASSETS

All Borrowers:

•                                          Signed 1003 Application with employment stated but no income stated

•                                          Ratios are not calculated

•                                          Verbal VOE at time of closing

•                                          Written VOD with 2 months’ average balance or 1 month most recent certified bank statement

NO INCOME / NO ASSETS (NO DOC)

All Borrowers

•                                          Signed 1003 Application with no employment, income or assets stated

•                                          No ratios are calculated

•                                          Daytime and evening telephone numbers are required for all borrowers

ELIGIBLE PROPERTIES

•                                          Single Family (1-4 unit)

•                                          Condo

•           PUD

•              Rural

•              Town Homes

•              Modular Housing/Manufactured Housing

INELIGIBLE PROPERTIES

•              Log Houses

•              Non-Warrantable Condominiums (low-rise only)

•              Mixed-Used

•              Condo Hotels

•              Cooperatives

•              Unimproved Land

•              Mobile Homes

•              Kiddy Condos

•              Unique Properties

•              Tax-Sheltered Syndications

•              Timeshare units

•              Multi-Family dwellings containing more than 4 units

•              Working farms

•              Ranches and orchards

•              Any residential properties zoned commercial

•                                          Refinanced transactions on properties listed for sale within the last six (6) months prior to the loan application

GEOGRAPHIC RESTRICTIONS

•              WAC I will not purchase loans in Alaska, Hawaii, Puerto Rico, USVI

•              Primary cash-out refinances in Texas are not eligible for purchase.

TRANSACTION TYPES

PURCHASE TRANSACTIONS

Purchase transactions must adhere to standard Agency guidelines except as noted in the Program Matrix.

REFINANCE TRANSACTIONS

RATE/TERM REFINANCE

•                                          Maximum cash back to the borrower limited to 2% of the loan amount, not to exceed $2,000.

•                                          Reasonable and customary closing costs may be included in the loan amount. Generally, the cost should not exceed 5% of the loan amount.

•              The LTV is based on the current appraised value.

•              Copy of original HUD-1 is required to verify original purchase price

•                                          A refinance that includes the payoff of a second lien with less than 12 months’ seasoning will be considered cash back to the borrower, with the following exceptions:

A refinance of a first mortgage and subordinate lien that were recorded simultaneously will be treated as a rate/term refinance, as long as the HUD-1 shows proceeds were applied to the purchase of the property with evidence of no cash back to the borrower, or

The subordinate lien was used for documented home improvements.

•                                          When a second lien in the form of an equity line of credit is being paid off, the previous 12-month history should be reviewed and if total draws exceed $2,000 during the 12-month period, it is considered cash-out.

•                                          If the unseasoned second lien is subordinated to the new loan, it is considered a rate/term refinance.

•                                          Any loan for which the borrower has taken cash out within the last 12 months, either through a first lien or subordinate lien, is considered unseasoned. Any refinance transaction paying off an unseasoned lien will be treated as a cash-out refinance and all cash-out refinance guidelines apply.

•                                          Streamline Refinances must meet standard Agency guidelines

CASH OUT

•                                          Maximum cash-out is based on LTV — See Program Matrix. If the borrower has taken equity out of the property within the last 12 months, either through a first lien or subordinate lien(s) on the subject property, that cash is considered when determining the maximum cash-out limitations.

•                                          If the borrower has owned the property for fewer than 12 months, the LTV is based on the lesser of the original purchase price plus documented cost of improvements, or the current appraised value.

•                                          OWNER OCCUPIED CASH OUT REFINANCES IN TEXAS ARE NOT ELIGIBLE FOR PURCHASE.

SUBORDINATE FINANCING

•                                          A subordinate lien that has been opened for less than 12 months must be considered cash-out unless:

The first mortgage and subordinate lien were recorded simultaneously, and the HUD-1 shows proceeds were applied to the purchase of the property with no cash back to the borrower; or

The subordinate lien was used for documented home improvements.

•                                          If the second lien involves a home equity line of credit, the previous 12-month history must be reviewed. If total draws exceed $2,000 during this 12-month period, it is considered cash-out.

•                                          If the unseasoned second lien is subordinated to the new loan, it is considered a rate/term refinance.

ADJUSTABLE RATE MORTGAGES (ARM)

No negative amortization allowed

MORTGAGE INSURANCE

Mortgage Insurance is required on all mortgage loans with an original LTV of GREATER THAN 80.00%.

COVERAGE	30 Year	15 Year
• 80.01% - 85.00%	12.00%	6.00%
• 85.01% - 90.00%	25.00%	12.00%
• 90.01% - 95.00%	30.00%	25.00%

NON-OCCUPANT CO-BORROWER

•              Owner-occupied primary and second homes only

•              Full/Alt doc only

•              Underwritten using only the occupant borrower’s income and debt.

•              Maximum 90% LTV.

•                                          Occupant borrower must meet the 5% down payment requirement from personal funds.

•                                          Non-occupant co-borrower must be an immediate family member (parent, child, brother, or sister).

•                                          Non-occupant co-borrower should add strength to the transaction by exhibiting stability, good credit history and strong asset base.

•           Non-occupant co-borrower must be verified

•              Non-occupant co-borrower should have sufficient liquidity to assist the occupant borrower should the need arise.

•                                          The note and deed of trust must be signed by both occupant and non-occupant borrowers.

•                                          80.01% - 90% - occupying borrowers total debt-to-income ratio may not exceed the allowable qualifying ratio stated in the Program Matrix by more than 5%.

•                                          80% LTV and below — occupying borrowers total debt-to income ratio may not exceed the allowable qualifying ratio stated in the Program Matrix by more than 10% of the maximum debt ratio

•                                          The occupying borrower and non-occupying borrower’s combined total debt-to-income ratio may not exceed the maximum allowable qualifying ratio stated in the Program Matrix.

RESIDENT ALIENS

PERMANENT RESIDENT ALIENS

Made under the same terms as a U.S. citizen under the following criteria:

•                                          Must hold acceptable evidence of permanent residency issued by the U.S. Immigration and Naturalization Service (I.N.S.)

•                                          Must have a minimum two (2) year employment history with a United States based employer. Income for qualifying purposes must be from the United States.

•              Must have a minimum two (2) year United States credit history

•                                          Must have an established asset base in the United States. Funds from outside the United States are not acceptable. Must provide documented evidence of permanent residency.

Documents acceptable:

•              Alien Registration Receipt Card I-151 (referred to as a “green card”).

•                                          Alien Registration Receipt Card (Resident Alien Card) I-551 that does not have an expiration date on the back (also referred to as a “green card”).

•                                          Alien Registration Receipt Card (Conditional Resident Alien Card) I-551 that has an expiration date on the back, as long as it is accompanied by a copy of a filed INS form I-751.

•                                          An unexpired foreign passport that contains an unexpired stamp reading “Processed for I-551”. Temporary Evidence of Lawful Admission for Permanent Residence. Valid until (mm-dd-yy). “Employment authorized.”

DETERMINING REPRESENTATIVE CREDIT SCORE

When a representative credit score is required, WAC I uses the following methods of determining the representative score:

•              One borrower with two credit scores — use lower score.

•              One borrower with three credit scores — use middle score.

•              Multiple borrowers with one credit score — use lowest score of all borrowers.

•              Multiple borrowers with two credit scores — use lowest score of all borrowers.

•                                          Multiple borrowers with three credit scores — use middle score for each borrower and lowest of the middle scores.

•                                          When a borrower has three scores and two of them are identical, one of the identical scores is considered the middle score.

RATIOS

The maximum DTI (debt-to-income) ratio will be applied based on LTV. Ratios between 45% - 55% may be considered with compensating factors.

LTV	DTI
• 80.01 - 95%	45%
• 70.01 - 80.00	50%
• 70.00 - Below	55%

FICO BELOW REQUIRED BUT GREATER THAN 580

If the loan is a full/alt doc and the FICO is below the listed requirement and greater than 580 the maximum LTV ratios apply as if a NINA loan, and a DISSCO score of 750 or greater for both credit and property is required to be acceptable. WAC I can supply DISSCO information.

MINIMUM FICO (unless otherwise noted)
FIXED (NO SECONDARY FINANCING)	620	ARM (NO SECONDARY FINANCING)	640
FIXED (WITH SECONDARY FINANCING)	680	ARM (WITH SECONDARY FINANCING)	680

LTV	CLTV	MAX LOAN AMOUNT	LTV	CLTV	MAX LOAN AMOUNT	LTV	CLTV	MAX LOAN AMOUNT	LTV	CLTV	MAX LOAN AMOUNT	LTV	CLTV	MAX LOAN AMOUNT
95%	100%	$350,000.00	95%	100%	$350,000.00	90%	100%	$650,000.00	95%	95%	$350,000.00	90%	90%	$400,000.00
90%	100%	$400,000.00	90%	100%	$400,000.00	85%	100%	$500,000.00	90%	90%	$400,000.00	85%	85%	$500,000.00
85%	100%	$500,000.00	85%	100%	$500,000.00	80%	100%	$650,000.00	85%	85%	$500,000.00	80%	80%	$650,000.00
80%	100%	$650,000.00	80%	100%	$650,000.00	65%	100%	$750,000.00	80%	80%	$650,000.00	65%	80%	$750,000.00
75%	100%	$750,000.00	65%	100%	$750,000.00	60%	100%	$1,000,000.00	65%	80%	$750,000.00	60%	80%	$1,000,000.00
70%	100%	$1,000,000.00	60%	100%	$1,000,000.00	50%	100%	$1,500,000.00	60%	80%	$1,000,000.00	50%	80%	$1,500,000.00
60%	100%	$1,500,000.00	50%	100%	$1,500,000.00				50%	80%	$1,500,000.00
55%	100%	$2,000,000.00

LTV	CLTV	MAX LOAN AMOUNT	MAX CASH OUT	LTV	CLTV	MAX LOAN AMOUNT	MAX CASH OUT	LTV	CLTV	MAX LOAN AMOUNT	MAX CASH OUT
95%	95%	$350,000.00	$100,000.00	90%	90%	$400,000.00	$150,000.00	90%	90%	$400,000.00	$150,000.00
90%	90%	$400,000.00	$150,000.00	85%	85%	$450,000.00	$200,000.00	85%	85%	$450,000.00	$200,000.00
85%	85%	$500,000.00	$200,000.00	80%	80%	$500,000.00	No Limit	80%	80%	$500,000.00	No Limit
80%	80%	$650,000.00	No Limit	75%	80%	$650,000.00	No Limit	75%	80%	$650,000.00	No Limit
75%	80%	$750,000.00	No Limit	65%	80%	$750,000.00	No Limit	65%	80%	$750,000.00	No Limit
70%	80%	$1,000,000.00	No Limit	60%	80%	$1,000,000.00	No Limit	60%	80%	$1,000,000.00	No Limit
60%	80%	$1,500,000.00	No Limit	50%	80%	$1,500,000.00	No Limit	50%	80%	$1,500,000.00	No Limit
55%	80%	$2,000,000.00	No Limit

LTV	CLTV	MAX LOAN AMOUNT	MAX CASH OUT	LTV	CLTV	MAX LOAN AMOUNT	MAX CASH OUT
90%	90%	$400,000.00	$150,000.00	90%	90%	$400,000.00	$150,000.00
85%	85%	$450,000.00	$200,000.00	85%	85%	$450,000.00	$200,000.00
80%	80%	$500,000.00	No Limit	80%	80%	$500,000.00	No Limit
75%	80%	$650,000.00	No Limit	75%	80%	$650,000.00	No Limit
65%	80%	$750,000.00	No Limit	65%	80%	$750,000.00	No Limit
60%	80%	$1,000,000.00	No Limit	60%	80%	$1,000,000.00	No Limit
50%	80%	$1,500,000.00	No Limit	50%	80%	$1,500,000.00	No Limit

LTV	CLTV	MAX LOAN AMOUNT	LTV	CLTV	MAX LOAN AMOUNT	LTV	CLTV	MAX LOAN AMOUNT	LTV	CLTV	MAX LOAN AMOUNT	LTV	CLTV	MAX LOAN AMOUNT
95%	95%	$350,000.00	95%	95%	$350,000.00	90%	90%	$400,000.00	95%	95%	$350,000.00	90%	90%	$400,000.00
90%	90%	$400,000.00	90%	90%	$400,000.00	85%	85%	$500,000.00	90%	90%	$400,000.00	85%	85%	$500,000.00
85%	85%	$500,000.00	85%	85%	$500,000.00	80%	80%	$650,000.00	85%	85%	$500,000.00	80%	80%	$650,000.00
80%	80%	$650,000.00	80%	80%	$650,000.00	65%	80%	$750,000.00	80%	80%	$650,000.00	65%	80%	$750,000.00
65%	80%	$750,000.00	65%	80%	$750,000.00	60%	80%	$1,000,000.00	65%	80%	$750,000.00	60%	80%	$1,000,000.00
60%	80%	$1,000,000.00	60%	80%	$1,000,000.00	50%	80%	$1,500,000.00	60%	80%	$1,000,000.00	50%	80%	$1,500,000.00
50%	80%	$1,500,000.00	50%	80%	$1,500,000.00				50%	80%	$1,500,000.00

LTV	CLTV	MAX LOAN AMOUNT	MAX CASH OUT	LTV	CLTV	MAX LOAN AMOUNT	MAX CASH OUT	LTV	CLTV	MAX LOAN AMOUNT	MAX CASH OUT
95%	95%	$350,000.00	$100,000.00	90%	90%	$400,000.00	$150,000.00	90%	90%	$400,000.00	$150,000.00
90%	90%	$400,000.00	$150,000.00	85%	85%	$450,000.00	$200,000.00	85%	85%	$450,000.00	$200,000.00
85%	85%	$500,000.00	$200,000.00	80%	80%	$500,000.00	No Limit	80%	80%	$500,000.00	No Limit
80%	80%	$650,000.00	No Limit	75%	80%	$650,000.00	No Limit	75%	80%	$650,000.00	No Limit
65%	80%	$750,000.00	No Limit	65%	80%	$750,000.00	No Limit	65%	80%	$750,000.00	No Limit
60%	80%	$1,000,000.00	No Limit	60%	80%	$1,000,000.00	No Limit	60%	80%	$1,500,000.00	No Limit
50%	80%	$1,500,000.00	No Limit	50%	80%	$1,500,000.00	No Limit	50%	80%	$1,500,000.00	No Limit

LTV	CLTV	MAX LOAN AMOUNT	MAX CASH OUT	LTV	CLTV	MAX LOAN AMOUNT	MAX CASH OUT
90%	90%	$400,000.00	$150,000.00	90%	90%	$400,000.00	$150,000.00
85%	85%	$450,000.00	$200,000.00	85%	85%	$450,000.00	$200,000.00
80%	80%	$500,000.00	No Limit	80%	80%	$500,000.00	No Limit
75%	80%	$650,000.00	No Limit	75%	80%	$650,000.00	No Limit
65%	80%	$750,000.00	No Limit	65%	80%	$750,000.00	No Limit
60%	80%	$1,500,000.00	No Limit	60%	80%	$1,500,000.00	No Limit
50%	80%	$1,500,000.00	No Limit	50%	80%	$1,500,000.00	No Limit

LTV	CLTV	MAX LOAN AMOUNT	LTV	CLTV	MAX LOAN AMOUNT	LTV	CLTV	MAX LOAN AMOUNT	LTV	CLTV	MAX LOAN AMOUNT	LTV	CLTV	MAX LOAN AMOUNT
95%	95%	$350,000.00	95%	95%	$350,000.00	90%	90%	$400,000.00	90%	90%	$400,000.00	90%	90%	$400,000.00
90%	90%	$400,000.00	90%	90%	$400,000.00	85%	85%	$500,000.00	85%	85%	$500,000.00	85%	85%	$500,000.00
85%	85%	$500,000.00	85%	85%	$500,000.00	80%	80%	$650,000.00	80%	80%	$650,000.00	80%	80%	$650,000.00
80%	80%	$650,000.00	80%	80%	$650,000.00	65%	80%	$750,000.00	65%	80%	$750,000.00	65%	80%	$750,000.00
65%	80%	$750,000.00	65%	80%	$750,000.00	60%	80%	$1,000,000.00	60%	80%	$1,000,000.00	60%	80%	$1,000,000.00
60%	80%	$1,000,000.00	60%	80%	$1,000,000.00	50%	80%	$1,500,000.00	50%	80%	$1,500,000.00	50%	80%	$1,500,000.00
50%	80%	$1,500,000.00	50%	80%	$1,500,000.00

LTV	CLTV	MAX LOAN AMOUNT	MAX CASH OUT	LTV	CLTV	MAX LOAN AMOUNT	MAX CASH OUT	LTV	CLTV	MAX LOAN AMOUNT	MAX CASH OUT
95%	95%	$350,000.00	$100,000.00	90%	90%	$400,000.00	$150,000.00			Not Allowed
90%	90%	$400,000.00	$150,000.00	85%	85%	$450,000.00	$200,000.00
85%	85%	$500,000.00	$200,000.00	80%	80%	$500,000.00	No Limit
80%	80%	$650,000.00	No Limit	75%	80%	$650,000.00	No Limit
65%	80%	$750,000.00	No Limit	65%	80%	$750,000.00	No Limit
60%	80%	$1,000,000.00	No Limit	60%	80%	$1,000,000.00	No Limit
50%	80%	$1,500,000.00	No Limit	50%	80%	$1,500,000.00	No Limit

	Minimum FICO 700
LTV	CLTV	MAX LOAN AMOUNT	MAX CASH OUT	LTV	CLTV	MAX LOAN AMOUNT	MAX CASH OUT
80%	80%	$500,000.00	No Limit			Not Allowed
75%	80%	$650,000.00	No Limit
65%	80%	$750,000.00	No Limit
60%	80%	$1,500,000.00	No Limit
50%	80%	$1,500,000.00	No Limit

MAX CLTV	95%	MAX CLTV	95%	MAX CLTV	95%	MAX CLTV	95%	MAX CLTV	95%

MAX CLTV	90%	NOT ALLOWED		NOT ALLOWED		NOT ALLOWED		NOT ALLOWED

MAX CLTV	80%	MAX CLTV	80%	MAX CLTV	80%	MAX CLTV	80%	MAX CLTV	80%

GUARANTY

AGREEMENT OF GUARANTY (this “Guaranty”) made as of this 8th day of August 2002, by the undersigned hereof (“Guarantor”) to WAREHOUSEONE ACCEPTANCE COMPANY, LLC, having an office at 340 Scotch Road, W. Trenton, New Jersey 08628, (together with its successors and assigns, the “Company”).

WITNESSETH:

WHEREAS, the Company and AVAILENT MORTGAGE, INC., a Texas corporation, (“Seller”) have entered into a Master Loan Purchase Agreement dated of even date herewith (the “Loan Purchase Agreement”);

WHEREAS, Guarantor is a principal in Seller and has derived, or expects to derive, a financial or other benefit from the transactions described in the Loan Purchase Agreement; and

WHEREAS, as an inducement to the Company to execute the Loan Purchase Agreement and acquire loans from Seller, Guarantor has agreed to execute this Guaranty;

NOW, THEREFORE, in consideration of the premises and as part of the consideration for the execution of the Loan Purchase Agreement, Guarantor hereby unconditionally covenants and agrees with the Company as follows:

Section 1                Guaranty.

1.1 Guarantor unconditionally and irrevocably guarantees to the Company in an unlimited amount the due and punctual payment and/or performance of all Seller’s obligations under the Loan Purchase Agreement (the “Obligations”). In case of the failure of Seller punctually to make any payment, or to perform any act, in respect of the Obligations, Guarantor hereby agrees to cause such payment to be made, or such act to be performed, punctually when and as the same shall become due, or necessary to meet the Obligations as if such payment or performance were made by Seller.

1.2 GUARANTOR AGREES THAT THIS GUARANTY CONSTITUTES A GUARANTY OF PAYMENT WHEN DUE AND NOT OF COLLECTION AND WAIVES ANY RIGHT TO REQUIRE THAT ANY RESORT BE HAD BY THE COMPANY TO SELLER OR TO ANY SECURITY HELD FOR PAYMENT OF THE OBLIGATIONS.

Section 2                No Discharge.

2.1 The obligations of Guarantor under this Guaranty shall not be discharged or impaired or otherwise affected by, and Guarantor hereby expressly waives and surrenders any defense to Guarantor’s liability hereunder based upon, any of the following:

(a) the failure of the Company to assert any claim or demand or to enforce any right or remedy against Seller under the provisions of the Loan Purchase Agreement, or any other agreement, or otherwise;

(b) any extension or renewal of any of the Obligations, in whole or in part, without notice to, or further assent from, Guarantor;

(c) the rescission, waiver, amendment or modification of any of the terms or provisions of the Loan Purchase Agreement;

(d) the release of any security at any time held by the Company to secure performance of the Obligations;

(e) any sale, assignment or transfer by Seller or the Company of their respective rights and obligations under the Loan Purchase Agreement, in whole or in part;

(f) any change in the ownership of Seller;

(g) the voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of Seller or Guarantor, or any other similar proceeding affecting the status, existence, assets or obligations of Seller or any other Guarantor, or the limitation of damages for the breach of, or the disaffirmation of, the Loan Purchase Agreement in any such proceeding;

(h) the release of Seller from performance or observance of any of the agreements, terms or conditions contained in the Loan Purchase Agreement by operation of law, whether made with or without notice to Guarantor;

(i) any previous recovery from Seller or Guarantor to the extent any amounts recovered were repaid to Seller or Guarantor;

(j) the accuracy or inaccuracy of any representations or warranties made by Seller in the Loan Purchase Agreement or by Guarantor in this Guaranty;

(k) forbearance or delay or other act or omission of the Company or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted or circumstance which may or might vary the risk or affect the rights or remedies of Guarantor, or by reason of any further dealings between Seller and the Company, whether relating to the Loan Purchase Agreement or otherwise; or

(l) any other circumstance that might otherwise constitute a legal or equitable discharge of Seller (including a discharge in bankruptcy) or of Guarantor, it being the purpose, intent and understanding of Guarantor that Guarantor’s obligations hereunder are absolute and unconditional under any and all circumstances.

Section 3                Additional Waivers.

3.1 To the fullest extent permitted by applicable law, Guarantor waives the following:

(a) notice of acceptance;

(b) notices of default;

2

(c) any and all rights or claims of right to cause a marshaling of Seller’s assets or to require that the Company shall institute any action or proceedings at law or in equity against Seller, or anyone else, or exhaust Guarantor’s remedies against Seller, or anyone else, in respect of the Loan Purchase Agreement as a condition precedent to bringing an action against Guarantor upon this Guaranty; and

(d) all other notices of every kind and description now or hereafter provided by any statute or rule of law applicable to this Guaranty.

Section 4                Representations.

Guarantor represents and warrants to the Company that:

4.1 no approval is required from any Regulatory Authority, nor from any trustee or holder of the obligations of Guarantor, with respect to the execution of this Guaranty by Guarantor and the payment and performance by Guarantor of all of Guarantor’s obligations hereunder;

4.2 this Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, and the execution and performance of this Guaranty will not violate any Requirement of Law applicable to Guarantor, or constitute a default under any Material Agreement, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Guarantor’s property of assets other than those which may arise in favor of the Company;

4.3 there is no Litigation pending, or to the knowledge of Guarantor, threatened, which, if determined adversely, would have a Material Adverse Effect;

4.4 no information, exhibit or report furnished by Guarantor to the Company in connection with the negotiation of this Guaranty contained as of the date thereof, or, if there be no such date, the date of furnishing thereof, any material misstatement of fact or omission of either a material fact or any fact necessary to make the statements contained therein not misleading; and

4.5 Guarantor has filed all United States income tax returns which have been required to be filed, and has paid, or has made provisions for the payment of, all taxes which have or may become due pursuant to said returns or pursuant to any assessment received by Guarantor, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

Section 5                Covenants.

Guarantor hereby covenants that:

5.1 no assets of any kind will be assigned, conveyed, pledged or encumbered to any related or third party except upon the payment of full and fair consideration, it being understood that any such assignment, conveyance, pledge or encumbrance for less than full and fair consideration shall constitute a default hereunder, and under all the documents evidencing the Obligations; and

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5.2 Guarantor will furnish the Company and any assignee of the Company with reasonable promptness, such data and information as to the business, operations, properties, assets or prospects or the condition, financial or otherwise, of Guarantor, or the ability of Guarantor to perform Guarantor’s obligations under this Guaranty; and

5.3 Guarantor will deliver or cause to be delivered to the Company as soon as practicable after the end of each tax year and in any event within ninety (90) days thereafter, such financial statements and tax returns as the Company shall request.

Section 6                Subordination of Rights Against Seller.

6.1 In the event that for any reason whatsoever Seller is now, or shall hereafter become, indebted to Guarantor, including, without limitation, by reason of payment by Guarantor to the Company of any sums hereunder, Guarantor agrees that the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, time of payment and in all other respects to the prior indefeasible payment of the Obligations, and that Guarantor shall not be entitled to enforce or receive payment thereof until all sums owing to the Company have been paid. Nothing herein contained is intended or shall be construed to give Guarantor any right or subrogation in or under the Loan Purchase Agreement, notwithstanding any payments made by Guarantor under this Guaranty.

Section 7                Indemnification.

7.1 Guarantor hereby agrees to indemnify the Company against all loss, cost and expense caused by the assertion by Seller of any defense to the Obligations under the Loan Purchase Agreement or the assertion by Guarantor of any defense to Guarantor’s obligations under this Guaranty.

Section 8                Termination; Reinstatement.

8.1 Subject to the provisions of subsection 8.2 hereof, this Guaranty shall terminate upon the termination of the Loan Purchase Agreement and performance in full of all outstanding Obligations in accordance with the terms and provisions of the Loan Purchase Agreement and this Guaranty, respectively.

8.2 Should the Company be obligated by any bankruptcy or other law to repay to Seller, Guarantor or to any trustee, receiver or other representative of Seller or Guarantor, any amounts previously paid in respect of and/or pursuant to the Note, the Loan Purchase Agreement or this Guaranty, then this Guaranty shall be reinstated to include the amount of such repayment. The Company shall not be required to litigate or otherwise dispute its obligation to make such repayments if the Company, in good faith and on the advice of counsel, believes that such obligation exists.

Section 9                Notices.

9.1 To be effective, all notices, consents, approvals, responses or other communications required or desired to be given hereunder must be in writing (it being understood that telex and telecopy communications shall be deemed to be “writings” for the purposes hereof, and shall be deemed given when delivered if delivered in a sealed envelope by hand, or when

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received if given by telex or telecopy, or five (5) days after mailing if sent by United States mail, registered or certified return receipt requested, postage prepaid, to the following addresses:

If to Guarantor:	to the address set forth on the signature page of this Agreement;

If to the Company:	to the address set forth on page 1 of this Agreement;
Attention: G. Mark Loreto

or to such other address or telex or telecopier number as the party to be served may direct by written notice to the other party in the manner hereinabove provided.

Section 10              Miscellaneous.

10.1 If any of the provisions of this Guaranty, or the application thereof to any persons or circumstances, shall, to any extent, be held invalid or unenforceable, the remainder of this Guaranty, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

10.2 This Guaranty shall be binding upon the respective heirs, legal representatives, successors and assigns of Guarantor and shall inure to the benefit of the Company and its successors and assigns.

10.3 All uses herein of the masculine gender or of singular or plural terms shall be deemed to include uses of the feminine or neuter gender or plural or singular terms, as the context may require.

10.4 This Guaranty, in all respects, including, without limitation, all matters of construction, interpretation, validity, enforcement and performance shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to its principles of conflicts of law.

10.5 This Guaranty has been fully reviewed and negotiated by the parties hereto and their respective counsel. Accordingly, in interpreting this Guaranty, no weight shall be placed upon which party hereto or its counsel drafted the provision being interpreted.

10.6 GUARANTOR IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST GUARANTOR UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY COURT OF THE STATES OF NEW JERSEY OR NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. GUARANTOR, BY THE EXECUTION AND DELIVERY OF THIS GUARANTY, EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION,

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IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW YORK.

10.7 IF ANY ACTION, SUIT OR PROCEEDING WHICH EITHER DIRECTLY OR INDIRECTLY INVOLVES THIS GUARANTY IS COMMENCED, GUARANTOR WAIVES GUARANTOR’S RIGHT TO ANY JURY TRIAL IN CONNECTION THEREWITH.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

	By:	/s/ MICHAEL L. BANES
Name: Michael L. Banes, President
Address: 2720 Stemmons Frwy.
Sworn to before me this		Suite 600
14th day of August, 2002.		Dallas, TX 75207
Social Security No. ###-##-####

/s/ PEGGY J. PAVLECK
NOTARY PUBLIC

(NOTARY SEAL)

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CORPORATE GUARANTY

AGREEMENT OF GUARANTY (this “Guaranty”) made this l3th day of August 2002, by the undersigned hereof (“Guarantor”) to WAREHOUSEONE ACCEPTANCE COMPANY, LLC, having an office at 340 Scotch Road, W. Trenton, New Jersey 08628 (together with its successors and assigns, the “Company”).

WITNESSETH:

WHEREAS, the Company and AVAILENT MORTGAGE, INC. (“Seller”) have entered into a Master Loan Purchase Agreement dated of even date herewith (the “Loan Purchase Agreement”); and

WHEREAS, Guarantor is an affiliate of Seller and has derived, or expects to derive, a financial or other benefit from the transactions described in the Loan Purchase Agreement; and

WHEREAS, as an inducement to the Company to execute the Loan Purchase Agreement and acquire loans from Seller, Guarantor has agreed to execute this Guaranty;

NOW, THEREFORE, in consideration of the premises and as part of the consideration for the execution of the Loan Purchase Agreement, Guarantor hereby unconditionally covenants and agrees with the Company as follows:

Section 1           Guaranty.

1.1 Guarantor unconditionally and irrevocably guarantees to the Company in an unlimited amount the due and punctual payment and/or performance of all Seller’s obligations under the Loan Purchase Agreement (the “Obligations”). In case of the failure of Seller punctually to make any payment, or to perform any act, in respect of the Obligations, Guarantor hereby agrees to cause such payment to be made, or such act to be performed, punctually when and as the same shall become due, or necessary to meet the Obligations as if such payment or performance were made by Seller.

1.2 GUARANTOR AGREES THAT THIS GUARANTY CONSTITUTES A GUARANTY OF PAYMENT WHEN DUE AND NOT OF COLLECTION AND WAIVES ANY RIGHT TO REQUIRE THAT ANY RESORT BE HAD BY THE COMPANY TO SELLER OR TO ANY SECURITY HELD FOR PAYMENT OF THE OBLIGATIONS.

Section 2          No Discharge.

2.1 The obligations of Guarantor under this Guaranty shall not be discharged or impaired or otherwise affected by, and Guarantor hereby expressly waives and surrenders any defense to Guarantor’s liability hereunder based upon, any of the following:

(a) the failure of the Company to assert any claim or demand or to enforce any right or remedy against Seller under the provisions of the Loan Purchase Agreement, or any other agreement, or otherwise;

(b) any extension or renewal of any of the Obligations, in whole or in part, without notice to, or further assent from, Guarantor;

(c) the rescission, waiver, amendment or modification of any of the terms or provisions of the Loan Purchase Agreement;

(d) the release of any security at any time held by the Company to secure performance of the Obligations;

(e) any sale, assignment or transfer by Seller or the Company of their respective rights and obligations under the Loan Purchase Agreement, in whole or in part;

(f) any change in the ownership of Seller;

(g) the voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of Seller or Guarantor, or any other similar proceeding affecting the status, existence, assets or obligations of Seller or any other Guarantor, or the limitation of damages for the breach of, or the disaffirmation of, the Loan Purchase Agreement in any such proceeding;

(h) the release of Seller from performance or observance of any of the agreements, terms or conditions contained in the Loan Purchase Agreement by operation of law, whether made with or without notice to Guarantor;

(i) any previous recovery from Seller or Guarantor to the extent any amounts recovered were repaid to Seller or Guarantor;

(j) the accuracy or inaccuracy of any representations or warranties made by Seller in the Loan Purchase Agreement or by Guarantor in this Guaranty;

(k) forbearance or delay or other act or omission of the Company or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted or circumstance which may or might vary the risk or affect the rights or remedies of Guarantor, or by reason of any further dealings between Seller and the Company, whether relating to the Loan Purchase Agreement or otherwise; or

(l) any other circumstance that might otherwise constitute a legal or equitable discharge of Seller (including a discharge in bankruptcy) or of Guarantor, it being the purpose, intent and understanding of Guarantor that Guarantor’s obligations hereunder are absolute and unconditional under any and all circumstances.

Section 3            Additional Waivers.

3.1 To the fullest extent permitted by applicable law, Guarantor waives the following:

(a) notice of acceptance;

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(b) notices of default;

(c) any and all rights or claims of right to cause a marshaling of Seller’s assets or to require that the Company shall institute any action or proceedings at law or in equity against Seller, or anyone else, or exhaust Guarantor’s remedies against Seller, or anyone else, in respect of the Loan Purchase Agreement as a condition precedent to bringing an action against Guarantor upon this Guaranty; and

(d) all other notices of every kind and description now or hereafter provided by any statute or rule of law applicable to this Guaranty.

Section 4         Representations.

Guarantor represents and warrants to the Company that:

4.1 no approval is required from any Regulatory Authority, nor from any trustee or holder of the obligations of Guarantor, with respect to the execution of this Guaranty by Guarantor and the payment and performance by Guarantor of all of Guarantor’s obligations hereunder;

4.2 this Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, and the execution and performance of this Guaranty will not violate any Requirement of Law applicable to Guarantor, or constitute a default under any Material Agreement, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Guarantor’s property of assets other than those which may arise in favor of the Company;

4.3 there is no Litigation pending, or to the knowledge of Guarantor, threatened, which, if determined adversely, would have a Material Adverse Effect;

4.4 no information, exhibit or report furnished by Guarantor to the Company in connection with the negotiation of this Guaranty contained as of the date thereof, or, if there be no such date, the date of furnishing thereof, any material misstatement of fact or omission of either a material fact or any fact necessary to make the statements contained therein not misleading; and

4.5 Guarantor has filed all United States income tax returns which have been required to be filed, and has paid, or has made provisions for the payment of, all taxes which have or may become due pursuant to said returns or pursuant to any assessment received by Guarantor, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

Section 5          Representations.

Guarantor represents and warrants to the Company that:

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5.1 Guarantor is a limited liability company, duly organized and in good standing under the laws of the State of its formation; it has the power to execute and perform this Guaranty and it has duly authorized the execution and performance of this Guaranty;

5.2 Guarantor will furnish the Company and any assignee of the Company with reasonable promptness, such data and information as to the business, operations, properties, assets or prospects or the condition, financial or otherwise, of Guarantor, or the ability of Guarantor to perform Guarantor’s obligations under this Guaranty; and

5.3 Guarantor will deliver or cause to be delivered to the Company as soon as practicable after the end of each tax year and in any event within ninety (90) days thereafter, such financial statements and tax returns as the Company shall request.

5.4 Guarantor will maintain a Tangible Net Worth as defined in the Master Mortgage Loan Purchase Agreement entered into between the Company and the Seller of one million dollars and shall maintain a Leverage ratio as defined in the Master Mortgage Loan Purchase Agreement entered into between the Company and the Seller of not more than 25:1.

Section 6       Subordination of Rights Against Seller.

6.1 In the event that for any reason whatsoever Seller is now, or shall hereafter become, indebted to Guarantor, including, without limitation, by reason of payment by Guarantor to the Company of any sums hereunder, Guarantor agrees that the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, time of payment and in all other respects to the prior indefeasible payment of the Obligations, and that Guarantor shall not be entitled to enforce or receive payment thereof until all sums owing to the Company have been paid. Nothing herein contained is intended or shall be construed to give Guarantor any right or subrogation in or under the Loan Purchase Agreement, notwithstanding any payments made by Guarantor under this Guaranty.

Section 7           Indemnification.

7.1 Guarantor hereby agrees to indemnify the Company against all loss, cost and expense caused by the assertion by Seller of any defense to the Obligations under the Loan Purchase Agreement or the assertion by Guarantor of any defense to Guarantor’s obligations under this Guaranty.

Section 8        Termination; Reinstatement.

8.1 Subject to the provisions of subsection 8.2 hereof, this Guaranty shall terminate upon the termination of the Loan Purchase Agreement and performance in full of all outstanding Obligations in accordance with the terms and provisions of the Loan Purchase Agreement and this Guaranty, respectively.

8.2 Should the Company be obligated by any bankruptcy or other law to repay to Seller, Guarantor or to any trustee, receiver or other representative of Seller or Guarantor, any amounts previously paid in respect of and/or pursuant to the Note, the Loan Purchase Agreement or this Guaranty, then this Guaranty shall be reinstated to include the amount of such repayment.

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The Company shall not be required to litigate or otherwise dispute its obligation to make such repayments if the Company, in good faith and on the advice of counsel, believes that such obligation exists.

Section 9       Notices.

9.1 To be effective, all notices, consents, approvals, responses or other communications required or desired to be given hereunder must be in writing (it being understood that telex and telecopy communications shall be deemed to be “writings” for the purposes hereof, and shall be deemed given when delivered if delivered in a sealed envelope by hand, or when received if given by telex or telecopy, or five (5) days after mailing if sent by United States mail, registered or certified return receipt requested, postage prepaid, to the following addresses:

If to Guarantor:	to the address set forth on the signature page of this Agreement;

If to the Company:	to the address set forth on page 1 of this Agreement;
Attention: G. Mark Loreto
Telecopy No.: (609) 671-0661

or to such other address or telex or telecopier number as the party to be served may direct by written notice to the other party in the manner hereinabove provided.

Section 10        Miscellaneous.

10.1 If any of the provisions of this Guaranty, or the application thereof to any persons or circumstances, shall, to any extent, be held invalid or unenforceable, the remainder of this Guaranty, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

10.2 This Guaranty shall be binding upon the respective heirs, legal representatives, successors and assigns of Guarantor and shall inure to the benefit of the Company and its successors and assigns.

10.3 All uses herein of the masculine gender or of singular or plural terms shall be deemed to include uses of the feminine or neuter gender or plural or singular terms, as the context may require.

10.4 This Guaranty, in all respects, including, without limitation, all matters of construction, interpretation, validity, enforcement and performance shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to its principles of conflicts of law.

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10.5 This Guaranty has been fully reviewed and negotiated by the parties hereto and their respective counsel. Accordingly, in interpreting this Guaranty, no weight shall be placed upon which party hereto or its counsel drafted the provision being interpreted.

10.6 GUARANTOR IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST GUARANTOR UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY COURT OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. GUARANTOR, BY THE EXECUTION AND DELIVERY OF THIS GUARANTY, EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW YORK.

10.7 IF ANY ACTION, SUIT OR PROCEEDING WHICH EITHER DIRECTLY OR INDIRECTLY INVOLVES THIS GUARANTY IS COMMENCED, GUARANTOR WAIVES GUARANTOR’S RIGHT TO ANY JURY TRIAL IN CONNECTION THEREWITH.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

(NOTARY SEAL)	AVAILENT FINANCIAL, INC.

By: /s/ PATRICK A. MCGEENEY
Name: Patrick A. McGeeney
Sworn to before me this	Title: President
21st day of August, 2002.	Address:	2720 Stemmons Frwy
Suite 600
Dallas, TX 75207

Federal Tax ID No. 75-2921626

/s/ PEG J. PAVLECK
Notary Public

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